UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Soliciting Material Pursuant to § 240.14a-12

QCR Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2015

Dear Fellow Stockholder:

On behalf of the board of directors and management of QCR Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders of QCR Holdings, Inc., to be held at 10:00 a.m. on May 15, 2015, at the Rogalski Center at St. Ambrose University, located at 2100 N. Ripley Street, Davenport, IA 52803.

This year we are again using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, 2014 Annual Report and proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice or on the website referred to on the notice. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. Please visit http://www.proxyvote.com for more information about the electronic delivery of proxy materials.

There are a number of proposals to be considered at this meeting. Our stockholders will be asked to:  (i) elect five persons to serve as Class I directors; (ii) ratify, on an advisory basis, one person to serve as a Class III director; (iii) approve, in a non-binding, advisory vote, the compensation of certain executive officers, which is referred to as a “say-on-pay” proposal; and (iv) ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the year ending December 31, 2015.

We recommend that you vote your shares for the director nominees and for all of the other proposals presented at the annual meeting.

We encourage you to attend the meeting in person.  Regardless of whether you plan to attend the meeting, you should vote by following the instructions provided on the notice as soon as possible.  This will assure that your shares are represented at the meeting.

At the meeting, we will also report on our operations and the outlook for the year ahead.

We look forward to seeing you and visiting with you at the meeting.

Very truly yours,

James J. Brownson	Douglas M. Hultquist
Chair of the Board	President and Chief Executive Officer

PARENT COMPANY OF:	QUAD CITY BANK & TRUST	CEDAR RAPIDS BANK & TRUST	ROCKFORD BANK & TRUST	COMMUNITY BANK & TRUST	m2 LEASE FUNDS

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2015

To the Stockholders of QCR Holdings, Inc.:

The annual meeting of stockholders of QCR Holdings, Inc., a Delaware corporation, will be held at the Rogalski Center at St. Ambrose University, located at 2100 N. Ripley Street, Davenport, IA 52803, on Wednesday, May 15, 2015, at 10:00 a.m., local time, for the following purposes:

1.	to elect five Class I directors until the regular annual meeting of stockholders in 2018 and until their successors are elected and have qualified;

2.
to ratify, on an advisory basis, the appointment of George T. Ralph III to the board of directors to fill a vacancy in Class III, to hold office until the regular annual meeting of stockholders in 2017 and until his successor is elected and has qualified;

3.	to approve, in a non-binding, advisory vote, the compensation of certain executive officers, which is referred to as a “say-on-pay” proposal;

4.	to ratify the appointment of McGladrey LLP as QCR Holdings’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

The board of directors has fixed the close of business on March 25, 2015, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.  In the event there is an insufficient number of votes for a quorum or to approve any of the proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

By order of the Board of Directors
Cathie S. Whiteside
Executive Vice President,
Corporate Strategy, Human Resources and Branding
Secretary

Moline, Illinois
April 1, 2015

PARENT COMPANY OF:	QUAD CITY BANK & TRUST	CEDAR RAPIDS BANK & TRUST	ROCKFORD BANK & TRUST	COMMUNITY BANK & TRUST	m2 LEASE FUNDS

PROXY STATEMENT

QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), is the holding company for Quad City Bank and Trust Company, Cedar Rapids Bank and Trust Company, and Rockford Bank and Trust Company.  Quad City Bank and Trust is an Iowa banking association located in Bettendorf, Iowa, with banking locations in Bettendorf and Davenport, Iowa and in Moline, Illinois.  Quad City Bank and Trust owns m2 Lease Funds, LLC, a Wisconsin limited liability company based in Milwaukee, Wisconsin, that is engaged in the business of leasing machinery and equipment to businesses under direct financing lease contracts.  Cedar Rapids Bank and Trust is an Iowa banking association located in Cedar Rapids, Cedar Falls and Waterloo, Iowa.  Rockford Bank and Trust is an Illinois state bank located in Rockford, Illinois.  QCR Holdings also owns all of the common stock of six business trust subsidiaries that were created to issue trust preferred securities.  When we refer to our “banking subsidiaries” in this proxy statement, we are collectively referring to Quad City Bank and Trust, Cedar Rapids Bank and Trust, and Rockford Bank and Trust.  When we refer to our “subsidiaries” in this proxy statement, we are collectively referring to our banking subsidiaries, as well as our other subsidiaries and business trusts.

This proxy statement is furnished in connection with the solicitation by the board of directors of QCR Holdings of proxies to be voted at the annual meeting of stockholders to be held at the Rogalski Center at St. Ambrose University, located at 2100 N. Ripley Street, Davenport, IA 52803, on May 15, 2015, at 10:00 a.m., local time, and at any adjournments or postponements of the meeting.  This proxy statement and the accompanying form of proxy are first being transmitted or delivered to stockholders of QCR Holdings on or about April 1, 2015, together with our 2014 Annual Report to stockholders.

The following is information regarding the meeting and the voting process, and is presented in a question and answer format.

Why did I receive access to the proxy materials?

We have made the proxy materials available to you over the internet because on March 25, 2015, the record date for the annual meeting, you owned shares of QCR Holdings common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning those matters to assist you in making an informed decision.

The board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. If you vote using one of the methods described herein, you appoint the proxy holder as your representative at the meeting, who will vote your shares as you instruct, thereby assuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should vote by proxy in advance of the meeting in case your plans change.

If you sign and return your proxy card or vote over the internet or by telephone and an issue comes up for a vote at the meeting that is not identified in the proxy materials, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

We are using the Securities and Exchange Commission notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 1, 2015, we sent our stockholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

What matters will be voted on at the meeting?

You are being asked to vote on:

●     the election of five Class I directors for a term expiring in 2018;
●     a non-binding, advisory proposal to ratify the appointment of one Class III director for a term expiring in 2017;
●     a non-binding, advisory proposal to approve the compensation of certain executive officers, which is referred to as a “say-on-pay” proposal; and
●     the ratification of the selection of our independent registered public accountants.

If I am the record holder of my shares, how do I vote?

You may vote by telephone, by internet, by mail by completing, signing, dating and mailing the proxy card you received in the mail, if you received paper copies of the proxy materials, or in person at the meeting. If you vote using one of the methods described above, your shares will be voted as you instruct.

If you sign and return your proxy card or vote over the internet or by telephone without giving specific voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement, and “for” each of the other proposals described in this proxy statement.

Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs.

You may vote by telephone by calling the toll-free number specified on your proxy card or by accessing the internet website referred to on your proxy card, each by following the preprinted instructions on the proxy card. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Votes submitted by telephone or internet must be received by 11:59 EDT on Wednesday, May 13, 2015. The giving of a proxy by either of these means will not affect your right to vote in person if you decide to attend the meeting.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (or in what is usually referred to as “street name”), you will need to arrange to obtain a legal proxy from that person or entity in order to vote in person at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received access to these proxy materials from your broker or other fiduciary, your broker or fiduciary should have given you instructions for directing how that person or entity should vote your shares. It will then be your broker or fiduciary’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers generally may vote on routine matters, such as the ratification of the engagement of an independent public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. The election and non-binding advisory ratification of directors and the non-binding advisory proposal on executive compensation are all non-routine matters, and consequently, your broker or fiduciary will not have discretionary authority to vote your shares on these matters. If your broker or fiduciary does not receive instructions from you on how to vote on these matters, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.

We therefore encourage you to provide directions to your broker or fiduciary as to how you want your shares voted on all matters to be brought before the 2015 annual meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by telephone or internet. If your shares are held in an account at such a bank or brokerage firm, you may vote your shares by telephone or internet by following the instructions on their enclosed voting form. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Voting your shares in this manner will not affect your right to vote in person if you decide to attend the meeting, however, you must first request a legal proxy from your broker or other fiduciary. Requesting a legal proxy prior to the deadline stated above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.

What does it mean if I receive more than one notice card?

It means that you have multiple holdings reflected in our stock transfer records or in accounts with brokers. To vote all of your shares by proxy, please follow the separate voting instructions that you received for the shares of common stock held in each of your different accounts.

What if I change my mind after I vote?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

●     signing another proxy with a later date and returning that proxy to us;
●     timely submitting another proxy via the telephone or internet;
●     sending notice to us that you are revoking your proxy; or
●     voting in person at the meeting.

If you hold your shares in the name of your broker or through a fiduciary and desire to revoke your proxy, you will need to contact that person or entity to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

●     is present in person at the meeting; or
●     has properly submitted a signed proxy card or other proxy.

On March 25, 2015, the record date, there were 7,989,514 shares of common stock outstanding. Therefore, at least 3,994,758 shares need to be present in person or by proxy at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than the number of nominees presented for election at the meeting. The board has no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on each of the other proposals described in this proxy statement and on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

How many votes are needed for each proposal?

Our directors are elected by a plurality and the five individuals receiving the highest number of votes cast “for” their election will be elected as Class I directors of QCR Holdings. A “withhold authority to vote for” and broker non-votes will have no effect on the election of any director at the annual meeting.

Approval of the advisory ratification of the Class III director, the say-on-pay proposal, the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm, and, in general, any other proposals, must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions will have the effect of voting against these proposals. On all matters, broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present.

Because the ratification of the Class III director and the say-on-pay proposal are advisory, the outcome of such votes will not be binding on the board of directors. Also, please remember that the election and non-binding advisory ratification of directors, and the non-binding, advisory proposal on executive compensation are each considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed on a Form 8-K that we will file within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of QCR Holdings or of our subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

What is householding?

The Securities and Exchange Commission has issued rules regarding the delivery of proxy statements and information statements to households. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses and other disclosure documents of a particular company that would otherwise be mailed in separate envelopes to more than one person at a shared address may be mailed as one copy in one envelope addressed to all holders at that address (i.e., “householding”). To conserve resources and reduce expenses, we consolidate materials under these rules when possible.

However, because we are using the Securities and Exchange Commission notice and access rule for the annual meeting, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice of the proxy materials. However, certain brokerage firms, banks, or similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held in street name should contact their broker if they now receive: (i) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future; or (ii) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. If at any time you would like to receive a paper copy of our Annual Report or proxy statement, please write to Investor Relations, QCR Holdings, Inc., 3551 Seventh Street, Moline, IL 61265, or call us at (309) 736-3584.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our directors are divided into three classes having staggered terms of three years.  At the annual meeting, stockholders will be asked to elect five Class I directors for a term expiring in 2018.  The board has considered and nominated current directors James J. Brownson, Lindsay Y. Corby, Todd A. Gipple, and Donna J. Sorensen and has nominated one new individual, John-Paul E. Besong, to serve as Class I directors of QCR Holdings.

We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.  Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years.

Directors are elected by a plurality and the five individuals receiving the highest number of votes cast for their election will be elected as Class I directors.  Our board of directors unanimously recommends that you vote your shares “FOR” all of the nominees for directors.

Name - (Age)	Director Since	Positions with QCR Holdings and Subsidiaries
NOMINEES
CLASS I (New Term Expires 2018)
John-Paul E. Besong - (Age 61)	-	Nominee for Director of QCR Holdings

James J. Brownson - (Age 69)	1997	Chair of the Board and Director of QCR Holdings; Director of Quad City Bank and Trust

Lindsay Y. Corby - (Age 37)	2012	Director of QCR Holdings

Todd A. Gipple - (Age 51)	2009
Director of QCR Holdings; Executive Vice President, Chief Operating Officer, and Chief Financial Officer of QCR Holdings; Director of Quad City Bank and Trust; Director of Cedar Rapids Bank  and  Trust; Director of Rockford Bank  and Trust

Donna J. Sorensen - (Age 65)	2009	Director of QCR Holdings; Chair of the Board and Director of Cedar Rapids Bank and Trust

Name – (Age)	Director Since	Positions with QCR Holdings and Subsidiaries
CONTINUING DIRECTORS
CLASS II (Term Expires 2016)
Patrick S. Baird - (Age 61)	2010	Vice Chair of the Board and Director of QCR Holdings; Vice Chair of the Board and Director of Cedar Rapids Bank and Trust

Larry J. Helling - (Age 59)	2001	Director of QCR Holdings; President, Chief Executive Officer and Director of Cedar Rapids Bank and Trust; Director of Quad City Bank and Trust; Director of m2 Lease Funds

Douglas M. Hultquist - (Age 59)	1993	President, Chief Executive Officer and Director of QCR Holdings; Director of Quad City Bank and Trust; Director of Rockford Bank and Trust; Director of m2 Lease Funds

Mark C. Kilmer - (Age 56)	2004	Director of QCR Holdings; Chair of the Board and Director of Quad City Bank and Trust

Linda K. Neuman - (Age 66)	2013	Director of QCR Holdings, Vice Chair of the Board and Director of Quad City Bank and Trust

Name – (Age)	Director Since	Positions with QCR Holdings and Subsidiaries
CONTINUING DIRECTORS
CLASS III (Term Expires 2017)
Michael L. Peterson - (Age 53)	2013	Director of QCR Holdings

Ronald G. Peterson - (Age 71)	1993	Director of QCR Holdings; Director of Quad City Bank and Trust

George T. Ralph III - (Age 55)	2015	Director of QCR Holdings; Chair of the Board and Director of Rockford Bank and Trust

Marie Z. Ziegler - (Age 57)	2008	Director of QCR Holdings; Director of Quad City Bank and Trust

In January 2015, QCR Holdings director and Rockford Bank and Trust Chair, John D. Whitcher, passed away.  Mr. Whitcher was a director of Rockford Bank and Trust since its formation in January 2005, and was named its Chair in May 2009.  He joined the QCR Holdings board in May 2008 and served as Chair of the Compensation Committee.  On February 12, 2015, the board appointed George T. Ralph III as a Class III director to fill the vacancy created by Mr. Whitcher’s passing, and appointed Ms. Neuman as Chair of the Compensation Committee.

All of our continuing directors and nominees will hold office for the terms indicated, or until their earlier death, resignation, removal, disqualification, or ineligibility due to exceeding age eligibility requirements (a person who has reached the age of 72 before the date of the annual meeting is not eligible for election to the board) and until their respective successors are duly elected and qualified.  All of our executive officers hold office for a term of one year.  There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions.  Messrs. Hultquist and Besong are directors of United Fire Group, Inc., a company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Mr. Baird was a director of National Financial Partners Corp., a company with securities registered under the Exchange Act, from October 2011 until July 2013.  No other nominee or director has been a director of another company subject to the reporting requirements of the Exchange Act within the past five years.

The business experience of each of the nominees and continuing directors for the past five years, as well as their qualifications to serve on the board, are as follows:

Patrick S. Baird is the retired President and Chief Executive Officer of AEGON USA, LLC, the U.S. subsidiary of the AEGON Insurance Group, a leading multinational insurance organization.  He currently serves the company as Co-Chairman and is assisting the company with its expansion activities in Latin America.  Mr. Baird joined the AEGON USA companies in 1976, and during his career also served as Executive Vice President and Chief Operating Officer, Chief Financial Officer and Chief Tax Officer.  He is a graduate of the University of Iowa, and is a Certified Public Accountant.  Mr. Baird is a Commissioner for the Eastern Iowa Airport and is a founding board member and Treasurer of the Zach Johnson Foundation.   Mr. Baird has been a director of Cedar Rapids Bank and Trust since its formation in 2001.  We consider Mr. Baird to be a qualified candidate for service on the board and on the committees he is a member of due to his experience as the President and Chief Executive Officer of a successful insurance company in Cedar Rapids, Iowa, one of our market areas, his knowledge of the business community in this area and his broad based financial acumen.

John-Paul E. Besong is Senior Vice President of e-Business and Chief Information Officer for Rockwell Collins, a Fortune 500 company based in Cedar Rapids, Iowa, that provides aviation electronics for both commercial and military aircraft. He was appointed Senior Vice President and Chief Information Officer in 2003. Beginning in 1979, when he joined Rockwell Collins as a chemical engineer, Mr. Besong has held management roles having increasingly more responsibility within the company including, vice president of e-Business and Lean ElectronicsSM, head of the SAP initiative and Director of the Printed Circuits and Fabrication businesses.  Mr. Besong serves on the boards of directors of Lean Aerospace Initiative (LAI), Junior Achievement (Cedar Rapids area), Mercy Medical Center, Iowa Public Television Foundation and Technology Association of Iowa (TAI) CIO Advisory Board.  He also serves as a member and former chair of the executive board of TAI.  We consider Mr. Besong to be a qualified candidate for service on the board and the committees he will be placed on due to his business acumen and distinguished management career as an officer and information technology expert of a Fortune 500 company.

James J. Brownson is President of W.E. Brownson Co., a manufacturers’ representative agency located in Eldridge, Iowa involved in the sale of custom engineered products to OEM manufacturers in the Midwest, and has been in that position since 1978.  Mr. Brownson is a graduate of St. Ambrose University, Davenport, Iowa and the Graduate School of Banking, University of Wisconsin, Madison, Wisconsin.  He began his career in 1967 as a member of the audit staff at Arthur Young & Co., in Chicago, Illinois.  From 1969 until 1978, Mr. Brownson was employed by Davenport Bank and Trust Company, where he left as Senior Vice President and Cashier.  He is a past member of the National Sales Representative Council of Crane Plastics, Columbus, Ohio, and Dayton Rogers Manufacturing Co., Minneapolis, Minnesota.  Mr. Brownson has been a featured speaker at national Bank Director Magazine and SNL Financial conferences on the role of the board of directors in executive compensation and strategic planning, and the strategic role of board of directors in successful community banking.  Mr. Brownson has served on the board of directors of the United Way of the Quad Cities, Junior Achievement of the Quad Cities, St. Ambrose University Alumni Association and United Cerebral Palsy of the Quad Cities.  Mr. Brownson has been a director of Quad City Bank and Trust since its formation in October 1993.  We consider Mr. Brownson to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President of a successful manufacturer’s representative business in Davenport, Iowa, one of our market areas, his prior experience in banking and public accounting, his educational background in banking, his participation in numerous national banking conferences, and his knowledge of the business community throughout the Midwest.

Lindsay Y. Corby is the Chief Administrative Officer at Byline Bank, the banking subsidiary of Byline Bancorp, Inc., located in Chicago, Illinois.  She joined the management team of Byline (formerly known as North Community Bank, a wholly owned subsidiary of Metropolitan Bank Group, Inc.) on June 28, 2013, at the time of a $207 million recapitalization by a group of individual investors.  Prior to joining Byline Bank, she was a Principal at BXM Holdings, Inc., a financial services company based in Chicago, Illinois, formed to facilitate recapitalization transactions in depository institutions. During her time at BXM, she worked as part of the investor representative team to facilitate the recapitalization of Metropolitan Bank Group, Inc.  Ms. Corby joined BXM Holdings, Inc. in February 2011. Prior to joining BXM Holdings, Ms. Corby was a Vice President in the investment banking group of Keefe, Bruyette & Woods, holding various positions since 2001. During her years at KBW, she focused on mergers and acquisitions, capital markets transactions, complex recapitalizations and valuation activities for U.S. financial institutions. Prior to joining KBW, Ms. Corby worked at Merrill Lynch as an analyst in its Technology Investment Banking Group.  Ms. Corby received an M.S. in Accounting, a B.A. in Spanish and a B.B.A. in Accounting from Southern Methodist University. Ms. Corby is a graduate of the Kellogg Executive Education, Women's Senior Leadership Program, and is a Certified Public Accountant.  We consider Ms. Corby to be a qualified candidate for service on the board and the committees she is a member of due to her experience in the investment banking area advising financial institutions and her education and training.

Todd A. Gipple is a Certified Public Accountant and began his career with KPMG Peat Marwick in 1985.  In 1991, McGladrey & Pullen acquired the Quad Cities practice of KPMG.  Mr. Gipple was named Tax Partner with McGladrey & Pullen in 1994 and served as the Tax Partner-in-Charge of the firm’s Mississippi Valley Practice and as one of five Regional Tax Coordinators for the national firm.  He specialized in Financial Institutions Taxation and Mergers and Acquisitions throughout his 14-year career in Public Accounting.  He joined QCR Holdings in January of 2000, and currently serves as Executive Vice President, Chief Operating Officer and Chief Financial Officer.  He also serves as a Director of Quad City Bank and Trust, Cedar Rapids Bank and Trust, and Rockford Bank and Trust.  Mr. Gipple previously served on the board of directors and the Executive Committee of the Davenport Chamber of Commerce, United Way of the Quad Cities and the Scott County Beautification Foundation, and was a member of the original Governing Body for the Quad City’s “Success by 6” Initiative.  Mr. Gipple currently serves on the Audit Committee for the Community Foundation of the Great River Bend, the board of directors of SAL Family and Community Services, the board of directors of the Scott County family YMCA, and is a member of the American Institute of CPAs.  We consider Mr. Gipple to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the Chief Financial Officer and Chief Operating Officer of QCR Holdings and his prior experience as a tax partner in public accounting.

 Larry J. Helling was previously the Executive Vice President and Regional Commercial Banking Manager of Firstar Bank in Cedar Rapids with a focus on the Cedar Rapids metropolitan area and the Eastern Iowa region.  Prior to his six years with Firstar, Mr. Helling spent twelve years with Omaha National Bank.  Mr. Helling is a graduate of the Cedar Rapids’ Leadership for Five Seasons program and currently serves on the board of directors and trustees of the United Way of East Central Iowa and the board of trustees of Junior Achievement.  He is past President and a member of the Rotary Club of Cedar Rapids, on the board of the Entrepreneurial Development Center, and is on the board of Brucemore National Trust Historic Site.  He also serves as a Director of Quad City Bank and Trust, Cedar Rapids Bank and Trust, and m2 Lease Funds.  We consider Mr. Helling to be a qualified candidate for service on the board and the committees he is a member of due to his past experience as an executive officer of Firstar Bank, located in Cedar Rapids, Iowa, one of our market areas, and his prior banking experience.

Douglas M. Hultquist  is a certified public accountant and previously served as a tax partner with two major accounting firms.  He began his career with KPMG Peat Marwick in 1977 and was named a partner in 1987.  In 1991, the Quad Cities office of KPMG Peat Marwick merged with McGladrey & Pullen.  Mr. Hultquist served as a tax partner in the Illinois Quad Cities office of McGladrey & Pullen from 1991 until co-founding QCR Holdings in 1993.  During his public accounting career, Mr. Hultquist specialized in bank taxation, taxation of closely held businesses, and mergers and acquisitions. He received his undergraduate degree from Augustana College in Accounting and Economics in 1977 and in 2009 received an Honorary Doctorate degree from the college. Mr. Hultquist served on the board of directors of the PGA TOUR John Deere Classic and was its chairman for the 2001 tournament.  He is a past chairman of the Augustana College Board of Trustees, past president of the Quad City Estate Planning Council, past finance chairman of Butterworth Memorial Trust and previously served on the board of the Illinois Bankers Association. Mr. Hultquist currently serves on the board of United Fire Group, Inc., and is chair of its Risk Management Committee. He is a member of the Quad Cities Chamber of Commerce board of directors and Executive Committee and chair of its board. He is a board member of the Rock Island County Children’s Advocacy Center and participates in Big Brothers/Big Sisters. Mr. Hultquist also serves as a director of Quad City Bank and Trust, Rockford Bank and Trust, and m2 Lease Funds. Mr. Hultquist received the 1998 Ernst & Young “Entrepreneur of the Year” award for the Iowa and Nebraska region and was inducted into the Quad Cities Area Junior Achievement Business Hall of Fame in 2003. He is also a member of the American Institute of CPAs and the Iowa Society of CPAs, and was selected as the Iowa Society of CPAs’ Outstanding CPA in Business and Industry for 2011.  Mr. Hultquist was also recognized as a 2015 Male Champion of Change Honoree by Women’s Connection. We consider Mr. Hultquist to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President and Chief Executive Officer of QCR Holdings and his prior public accounting experience as a tax partner.

Mark C. Kilmer is President of The Republic Companies, a family-owned group of businesses founded in 1916 and headquartered in Davenport, Iowa involved in the wholesale equipment and supplies distribution of energy management, electrical, refrigeration, heating, air-conditioning and sign support systems.  Prior to joining Republic in 1984, Mr. Kilmer worked in the Management Information Systems Department of Standard Oil of California (Chevron) in San Francisco.  Mr. Kilmer currently is a board member of The Genesis Health System, serves on the Board of Trustees of St. Ambrose University, and also serves on the board of directors of IMARK Group, Inc., a national member-owned purchasing cooperative of electric supplies and equipment distributors.  He is a two-term past Chairman of the PGA TOUR John Deere Classic and the past Chairman of the Scott County YMCA’s board of directors.  Mr. Kilmer is the past Chairman of the board of Genesis Medical Center, and has served on the board of directors of The Genesis Heart Institute, St. Luke’s Hospital, Rejuvenate Davenport, The Vera French Foundation and Trinity Lutheran Church.  He was a four-time project business consultant for Junior Achievement.  Mr. Kilmer has been a director of Quad City Bank and Trust since February 1996 and named its Chair in January 2007.  Prior to joining the board of Quad City Bank and Trust, Mr. Kilmer served on the board of Citizen’s Federal Savings Bank in Davenport, Iowa.  In 2014, Mr. Kilmer was named the Outstanding Volunteer Fundraiser by Quad City Chapter of the Association of Fundraising Professionals, and along with his wife, Kathy, received the Bethany Homes Leadership Family of the Year Award.  We consider Mr. Kilmer to be a qualified candidate for service on the board and the committees he is a member of due to his experience as the President of a successful wholesale and supply distribution business in Davenport, Iowa, one of our market areas, prior service on a bank board and his knowledge of the business community in this area.

Linda K. Neuman is a retired member of the Iowa Supreme Court, having served as a trial and appellate judge for more than twenty years.  She holds undergraduate and law degrees from the University of Colorado as well as a Masters in Law degree from the University of Virginia College of Law.  Prior to her service in the judiciary, Ms. Neuman was a partner in the Davenport, Iowa law firm of Betty, Neuman & McMahon PLC, and served as Vice President and Trust Officer at the former Bettendorf Bank and Trust Company (now Wells Fargo).  She is certified in mediation and arbitration, the current focus of her private practice.  For the past ten years, Ms. Neuman has been a member of the adjunct faculty of University of Iowa College of Law, where she pioneered its judicial extern program and has taught courses in professional ethics and appellate practice.   She has been active in statewide and national professional and civic organizations including the American Bar Association, National Association of Women Judges, Uniform Laws Commission, Iowa State Bar Association, Quad Cities United Way and DavenportOne.  She is a past President of the American Academy of ADR Attorneys.  She served two terms on the board of directors of Royal Neighbors of America, a fraternal benefit and financial services organization headquartered in Rock Island, Illinois, where she chaired the governance committee and served on the audit and investment committees.  In 2009 she was honored with a Quad City Athena Business Women’s Award and in 2013 received the Iowa State Bar Association’s President’s Award.   She is a director on the board of the Community Foundation of the Great River Bend and a trustee, emeritus, of St. Ambrose University.  Since 2008, Ms. Neuman has been a director of Quad City Bank and Trust where she currently serves as Vice Chair of its board and a member of its Wealth Management Committee.   We consider Ms. Neuman to be a qualified candidate for service on the QCR Holdings board based on her legal and judicial background, her experience with other financial services organizations, and her commitment to civic and professional organizations within our market area.

Michael L. Peterson is owner and President of Peterson Genetics, Inc., based in Cedar Falls, Iowa, providing soybean genetics to seed companies for over 25 years. Mr. Peterson is a graduate of Iowa State University with a B.S. in Agricultural Business. He is a past President of the Iowa Seed Association, past Chair of the Soybean Division of the American Seed Trade Association and past Chairman of the American Seed Trade Association.  Mr. Peterson is also the past Chairman of Community National Bank (which was acquired by QCR Holdings, Inc. in 2013).  We consider Mr. Peterson to be a qualified candidate for service on the board due to his experience in the banking industry and his business connections in and extensive knowledge of our market areas.

Ronald G. Peterson is the retired President and Chief Executive Officer of the First State Bank of Illinois, located in Peoria, Illinois. Prior to his retirement, he served in that position since 1982. Mr. Peterson serves on the board of directors of First State Bank of Illinois, and is Treasurer and Vice President of First State Bancorporation, Inc. He has served on the board of directors of the Illinois Bankers Association and in 2005 was named Illinois Banker of the Year. Mr. Peterson also served on various committees of the American Bankers Association and served as President of the Western Illinois Bank Management Association and the Hancock County Bankers Association. He has served on boards of, and has had leadership positions with, numerous civic and philanthropic organizations, including President of the Western Illinois University Foundation, President of the La Harpe Educational Foundation, Chairman of the McDonough District Hospital Development Council and President of the Macomb Rotary Club. Mr. Peterson has been a member of the board of directors of Quad City Bank and Trust since its inception in 1993. He is currently Chair of the Loan Committee at Quad City Bank and Trust.  We consider Mr. Peterson to be a qualified candidate for service on the board and the committees he is a member of due to his experience in the banking industry serving as the President and Chief Executive Officer of First State Bank of Illinois.

George T. Ralph III is the founder of GTR Realty Advisors, LLC.  This commercial real estate company was established in 2006 and specializes in development, redevelopment and related financing alternatives.  Prior to founding GTR, Mr. Ralph was Chief Financial Officer of Erickson Associates, Inc., a full-service commercial real estate company based in Rockford, Illinois, and also served as President of GTR Mortgage Services, Inc., an affiliated company specializing in commercial real estate finance.  During his 10-year stay with the company, Mr. Ralph’s duties included ascertaining the economic feasibility of all new development projects, preparing all new project proposals for negotiation with prospective clients, negotiating lease agreements, arranging interim construction financing for new projects and permanent financing for completed projects.   From July 1984 until joining Erickson in June 1996, Mr. Ralph was actively employed in the commercial mortgage banking industry in Chicago, Illinois.  During his time in this industry, he was engaged in all aspects of the business including the traditional third party placement of income property loans, direct lending in the form of interim construction loans, gap financing and permanent loans and managing loan servicing portfolios  for third party institutional investors.  In carrying out these duties, he was responsible for selling participating interests in direct loans to various institutional investors as well as negotiating multi-million dollar revolving lines of credit with several major lending institutions.  Prior to entering the mortgage banking industry in 1984, Mr. Ralph was employed by Price Waterhouse in the company’s Chicago office.  He joined the company following graduation from college in 1981 and advanced to Senior Accountant before leaving the company in 1984.  During his time with Price Waterhouse, he was a member of the general audit staff that provided audit services to large corporate clients.  Mr. Ralph earned a B.S. in Accounting from Illinois State University and is a Certified Public Accountant.  He has served on numerous nonprofit boards over the years and is currently a member of the leadership team for Boylan Central Catholic High School’s Capital Campaign.  He has been a director of Rockford Bank and Trust since 2009, and currently serves as Chair of its board, as well as serving on its Loan and Asset/Liability Management Committees.  We consider Mr. Ralph to be a qualified candidate for service on the board and the committees he is a member of due to his experience as a real estate developer and mortgage banker in the commercial real estate industry throughout the Midwest including Rockford, Illinois, one of our market areas, his knowledge of the business community in this area and his education and training as an accountant.

Donna J. Sorensen is President of Sorensen Consulting, a management consulting and executive coaching firm.  Ms. Sorensen earned her undergraduate degree from Marycrest College and her Juris Doctorate degree from the University of Iowa College of Law.  She has twenty years of prior experience in trust and investment management serving as Executive Vice President Institutional Trust for U.S. Bank (formerly Firstar Bank).  Ms. Sorensen has served on numerous nonprofit boards over the years and is currently a board member of the University of Iowa Obermann Center for Advanced Research, Kirkwood Community College Foundation Investment Committee and the Greater Cedar Rapids Community Foundation Agency Investment Advisory Council, and is a member of the Iowa State Bar Association.  She has been a director of Cedar Rapids Bank and Trust since 2002, and she currently serves as Chair of its board, as well as serving on its Loan and Wealth Management Committees.  We consider Ms. Sorensen to be a qualified candidate for service on the board and the committees she is a member of due to her experience as the President of a consulting firm in Iowa City, Iowa, her prior banking experience and her education and training as an attorney.

Marie Z. Ziegler is a retired Vice President and Deputy Financial Officer of Deere & Company.  In this role, she had responsibility for Deere’s global treasury, pensions and investments, and investor relations.  Prior to this, Ms. Ziegler was Deere’s Vice President and Treasurer.  She joined Deere & Company in 1978 as a consolidation accountant and held management positions in finance, treasury operations, strategic planning and investor and banking relations.   Ms. Ziegler is a 1978 graduate of St. Ambrose University, with a bachelor of arts in accounting.  She received her Certified Public Accountant designation in 1979 and an MBA from the University of Iowa in 1985.  Ms. Ziegler is on the board of trustees for the Two Rivers YMCA (Moline, Illinois) and the board of UnityPoint Health-Trinity. Ms. Ziegler is a past member of the University of Iowa College of Business’ Tippie Advisory Board, Unified Growth Strategy Committee of the Illinois Quad City Chamber of Commerce, Girl Scouts of the Mississippi Valley, Inc., Trinity Regional Health System, Trinity Medical Center and Community Foundation of the Great River Bend.  She also served on the Deere & Company Credit Union board, and as a member of the board of the United Way of the Quad Cities, chairing its 2003 Quad Cities United Way Campaign.  She also is past treasurer of fundraising for Playcrafters Barn Theatre, Moline. Ms. Ziegler is also involved with a number of charitable organizations headquartered in communities served by QCR Holdings, providing her with business connections and extensive knowledge of our market areas. We consider Ms. Ziegler to be a qualified candidate for service on the board and the committees she is a member of due primarily to the knowledge and experience regarding public companies she gained in her role as Vice President and Treasurer of Deere & Company.

Our executive officers consist of Douglas M. Hultquist, Todd A. Gipple and Larry J. Helling, each of whom is also a director of QCR Holdings, as well as John H. Anderson, Thomas D. Budd and Cathie S. Whiteside.  Mr. Hultquist has served as the President and Chief Executive Officer of QCR Holdings since 1993; Mr. Gipple has served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer since 2008, and he previously served as Executive Vice President and Chief Financial Officer since 2000; Mr. Helling has served as President and Chief Executive Officer of Cedar Rapids Bank and Trust since 2001; Mr. Anderson has served as President and Chief Executive Officer of Quad City Bank and Trust since 2007, and he previously served as Senior Vice President, Business Development since 1998; Mr. Budd has served as President and Chief Executive Officer of Rockford Bank and Trust since 2005; and Ms. Whiteside has served as Executive Vice President, Corporate Strategy, Human Resources and Branding since 2013, and she previously served as Executive Vice President, Corporate Strategy and Branding since 2007.

PROPOSAL 2:

ADVISORY (NON-BINDING) VOTE TO RATIFY APPOINTMENT OF DIRECTOR

According to our bylaws, vacancies on the board may be filled by the affirmative vote of a majority of the remaining directors, including vacancies created by the death of a sitting director.  A director elected by the board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.  At a regular meeting of the board on February 12, 2015, the board, upon the recommendation of the Nomination and Governance Committee, appointed George T. Ralph III to the board, effective February 12, 2015, to fill the vacancy created by the passing of John D. Whitcher.  Based on Mr. Ralph’s experience in the community, his strong educational background and his service on the board of Rockford Bank and Trust, we believe he is a valuable member of our board.

Because our bylaws require that each of the three classes of directors be as near to equal in size as possible, the board was unable to appoint Mr. Ralph to the class of the directors that is up for election at our 2015 annual meeting of stockholders.  Mr. Ralph was appointed to fill a vacancy in Class III, to hold office until the 2017 annual meeting of stockholders, until his successor is duly elected and qualified, or, if sooner, until his death, resignation or removal.  However, the Nomination and Governance Committee and the full board believe that, in keeping with our commitment to good corporate governance practices, it is appropriate for the appointment of Mr. Ralph to be ratified by the stockholders in an advisory manner at the first opportunity.  Therefore, based on the recommendation of the Nomination and Governance Committee, on February 12, 2015, the board adopted a resolution to include a proposal at the 2015 annual meeting for our stockholders to vote, on an advisory basis, to ratify the appointment of Mr. Ralph to the board.  If less than a majority of the votes cast at the 2015 annual meeting of stockholders approve the ratification of the appointment, the Nomination and Governance Committee will consider whether to ask Mr. Ralph to resign from the board.  If the Nomination and Governance Committee recommends that he resigns, and if the board accepts such resignation, Mr. Ralph will no longer be a member of our board and the board may appoint a replacement to fill the vacancy or decrease the number of directors to eliminate the vacancy.

The board of directors unanimously recommends that you vote to approve the ratification of George T. Ralph III to the QCR Holdings board of directors by voting “FOR” this proposal.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Generally, the board oversees our business and monitors the performance of our management.  In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of QCR Holdings, which is monitored by our executive officers and management.  Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are held no less frequently than quarterly.  Our directors also discuss business and other matters with Mr. Hultquist, our Chief Executive Officer, other key executives and our principal external advisors (legal counsel, auditors and other consultants).  Director Ralph was appointed to the board on February 12, 2015 to fill the vacancy created by the death of John D. Whitcher.  The board is currently comprised of 13 directors.  Following the 2014 annual meeting, the board reduced the size of the board from 14 to 13, because John K. Lawson, a former director, exceeded our age eligibility requirement (a person who has reached the age of 72 is not eligible for election to the board), and could not be re-nominated for election at that meeting as a Class III director.  As a result, his directorship ended at the 2014 annual meeting.

Directors Baird, Brownson, Corby, Kilmer, Neuman, M. Peterson, R. Peterson, Ralph, Sorensen, Ziegler and nominee Besong are deemed to be “independent” according to the NASDAQ listing requirements, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions.  Directors Gipple, Helling, and Hultquist are not considered to be “independent” because they also serve as executive officers of either QCR Holdings or one of our subsidiaries.

During 2014, the board of directors had an Audit Committee, a Risk Oversight Committee, a Nomination and Governance Committee, a Compensation Committee, a Strategic Direction Committee and an Executive Committee.  The current charters of these committees (with the exception of the Strategic Direction Committee, which was dissolved in January 2015) are available on our website at www.qcrh.com.  Also posted on the website is general information regarding QCR Holdings and our common stock, many of our corporate polices (including our Corporate Governance Guidelines), and links to our filings with the Securities and Exchange Commission.

In 2014, a total of five regularly scheduled meetings were held by the board of directors of QCR Holdings.  All incumbent directors attended at least 75 percent of the meetings of the board and the committees on which they served during 2014.  Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage our directors to attend.  Last year, all but one of our directors were present at the annual meeting.

Committees of the Board of Directors

The composition of the board committees in 2014 is shown in the following table:

Audit Committee. In 2014, the Audit Committee consisted of directors Brownson, Corby, Lawson (until his retirement in May), R. Peterson and Ziegler.  Each of the members is considered “independent” according to the NASDAQ listing requirements and the regulations of the Securities and Exchange Commission.  The board of directors has determined that Ms. Ziegler qualifies as an “Audit Committee Financial Expert” as that term is defined by the regulations of the Securities and Exchange Commission.  The board based this decision on Ms. Ziegler’s educational and professional experience, including her service as Vice President and Treasurer of Deere & Company.

The functions performed by the Audit Committee include, but are not limited to, the following:

•	selecting our independent auditors and pre-approving all engagements and fee arrangements;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors;

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

•	reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management.  The Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities.  The current charter of the Audit Committee is available on our website at www.qcrh.com.  Mr. Lawson previously served as Chair of the committee, which met four times in 2014, until his retirement in May. Ms. Ziegler currently serves as Chair.

Compensation Committee.  In 2014, the Compensation Committee consisted of directors Brownson, Kilmer, Neuman, R. Peterson, and Whitcher.  Each of these directors is considered to be “independent” according to the NASDAQ listing requirements, “outside” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” as defined in Section 16 of the Exchange Act.  The purpose of the committee is to determine the salary and bonus to be paid to Mr. Hultquist, our Chief Executive Officer, and our other executive officers.  The committee reviews Mr. Hultquist’s performance, and relies on Mr. Hultquist’s assessment of the performance of each of our other executive officers. Other members of senior management also provide the committee with evaluations as to employee performance, guidance on establishing performance targets and objectives, and recommendations with respect to other compensation programs.  The committee also reviews and recommends to the board for approval other incentive compensation and equity compensation plans for QCR Holdings.  The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com.  In 2014, Mr. Whitcher served as Chair of the committee, which met four times during the year.  Ms. Neuman currently serves as Chair.

Nomination and Governance Committee.  In 2014, the Nomination and Governance Committee consisted of directors Brownson, Neuman, M. Peterson, R. Peterson, Sorensen, and Ziegler.  Each of these directors is considered to be “independent” according to the NASDAQ listing requirements.  The primary purposes of the committee are to identify and recommend individuals to be presented to our stockholders for election or re-election to the board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance.  We have adopted Corporate Governance Guidelines to assist our board in the exercise of its responsibilities, which are available on our website at www.qcrh.com.  Additionally, the committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com.  Mr. Brownson serves as Chair of the committee, which met four times during 2014.

Risk Oversight Committee.  In 2014, the Risk Oversight Committee consisted of directors Brownson, Corby, Gipple, Helling, Hultquist, Kilmer, Sorensen, Ziegler and Whitcher. The Risk Oversight Committee is charged with being the primary board committee to actively monitor and oversee the risk management process.  Additional information regarding risk oversight and the committee’s role is found on page 19 of this proxy statement.  The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com.  Ms. Corby serves as Chair of the committee, which met four times during 2014.

Strategic Direction Committee.  In 2014, the Strategic Direction Committee consisted of directors Baird, Brownson, Corby, Gipple, Helling, Hultquist, Kilmer, Lawson (until his retirement in May), M. Peterson, Sorensen and Whitcher.  John H. Harris, director of Quad City Bank and Trust, serves in an advisory capacity for the committee.  The Strategic Direction Committee reviews policies and oversees and directs the strategic planning process, including QCR Holdings’s Information Technology strategy.  Mr. Baird serves as Chair of the committee, which met twice during 2014.  In December 2014, it was determined that the Strategic Direction Committee would dissolve effective January 2015, and the strategic planning process would be handled by the full board.

Executive Committee. In 2014, the Executive Committee consisted of directors Baird, Brownson, Corby, Hultquist, Lawson (until his retirement in May), Whitcher, and Ziegler. The Executive Committee is authorized to act with the same authority as the board of directors between meetings of the board, subject to certain limitations set forth in the committee’s charter.  Although this authority allows the board to act quickly on matters requiring urgency when the full board is not available to meet, it is not intended to supplant the authority of the full board.  The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com. Mr. Brownson serves as Chair of the committee, which met three times during 2014.

Consideration of Director Candidates

Director Nominations and Qualifications.  For the 2015 annual meeting, the Nomination and Governance Committee nominated for re-election to the board all of the incumbent directors, whose terms are set to expire in 2015, as well as John-Paul Besong, a new candidate for election to the board.  These nominations were further approved by the full board.  We did not receive any stockholder nominations for director for the 2015 annual meeting.  Mr. Besong was generally identified by directors and management, including non-management directors and the Chief Executive Officer of QCR Holdings, as a candidate for nomination to the board of directors for his service and leadership in information technology at Rockwell Collins, a Fortune 500 company based in Cedar Rapids, Iowa, and his many contributions to the Cedar Rapids community.

In carrying out its nominating function, the Nomination and Governance Committee has developed qualification criteria for initial board membership, and all potential nominees for election, including incumbent directors, board nominees and those stockholder nominees included in the proxy statement, are reviewed for the following attributes:

•	integrity and high ethical standards in the nominee’s professional life;

•
sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service to the specific board for which he or she is being considered;

•	evidence of leadership and sound judgment in the nominee’s professional life;

•	whether the nominee is well recognized in the community and has a demonstrated record of service to the community;

•	a willingness to abide by any published code of ethics for QCR Holdings; and

•	a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a board member.

The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members, to determine if they meet QCR Holdings’s age eligibility requirements (a person who has reached age 72 before the date of the annual meeting is not eligible for election to the board) and to determine whether they are “independent” in accordance with the NASDAQ listing requirements (to ensure that at least a majority of the directors will, at all times, be independent).  While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board.  The committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.

The committee identifies nominees by first evaluating the current members of the board willing to continue in service whose term is set to expire at the upcoming annual stockholder meeting to determine if those individuals satisfy the qualification criteria for continued membership on the board of directors.  Prior to nominating an existing director for re-election to the board, the committee considers and reviews the following attributes with respect to each existing director:

•	board and committee attendance and performance;

•	length of board service;

•	experience, skills and contributions that the existing director brings to the board;

•	independence and any conflicts of interest; and

•	any significant change in the existing director’s status, including the attributes considered for initial board membership.

Current members of the board who satisfy the qualification criteria described above and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would determine whether or not the position would be filled and, if so, would identify the desired skills and experience of a new nominee.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics in place that applies to all of our directors and employees.  The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer.  The code is posted on our website at www.qcrh.com.  We have satisfied and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Board Leadership Structure

Since January 1, 2007, we have kept the positions of Chair of the Board and Chief Executive Officer separate.  Currently, Mr. Brownson holds the position of Chair of the Board, and Mr. Hultquist holds the position of Chief Executive Officer.  Mr. Brownson is considered to be “independent” according to the NASDAQ listing requirements.

While our bylaws do not require our Chair and Chief Executive Officer positions to be separate, the board believes that having separate positions and having an independent outside director serve as Chair is the appropriate leadership structure for QCR Holdings at this time and demonstrates our commitment to good corporate governance.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the board in its fundamental role of providing advice to and independent oversight of management.  We believe that having an independent Chair eliminates the conflicts of interest that arise when the positions are held by one person.  In addition, this leadership structure allows the board to more effectively monitor and evaluate the performance of our Chief Executive Officer.

To further enhance the role of the independent directors on our board and consistent with the NASDAQ listing requirements, the board’s independent directors regularly have the opportunity to meet without Messrs. Gipple, Helling or Hultquist in attendance.  Mr. Brownson presides over these sessions.

The Board’s Role in Risk Oversight

While management is responsible for the day-to-day management of risks QCR Holdings faces, oversight of our risk management is central to the role of the board.  The Risk Oversight Committee is charged with the primary responsibility for overseeing QCR Holdings’s risk management processes, including those relating to organizational, legal and compliance risk, on behalf of the board.  The members of the Risk Oversight Committee discuss our risk assessment and risk management policies, provide oversight, and inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

In addition, other board committees have been assigned oversight responsibility for specific areas of risk and risk management, and each committee consider risks within their areas of responsibility.  The Audit Committee is responsible for monitoring our financial reporting process and system of internal controls, including controls related to risk management.  The Compensation Committee is chiefly responsible for compensation-related risks.  The members of the Compensation Committee discuss and review the key business and other risks we face and the relationship of those risks to certain compensation arrangements.  This review is intended to comply with the Securities and Exchange Commission requirement to assess risk related to compensation plans and requirements of financial institution regulatory agencies (each as more fully described in the “Executive Compensation” section of this proxy statement, beginning on page 22).  The subsidiary banks’ Loan Committees have primary responsibility for credit risk.  Each of these committees receives regular reports from management regarding our risks and reports regularly to the Risk Oversight Committee or the full board concerning risk.

Share Ownership Guidelines

In order to better align the interests of our board members and management with the interests of our stockholders, our board of directors adopted share ownership guidelines in 2008.  These share ownership guidelines were amended in December 2011 to revise the ownership holding requirements for non-employee directors.

Under these revised guidelines, non-employee directors of QCR Holdings are expected to achieve a share ownership level with a value equal to ten times the amount of each non-employee director’s annual cash retainer (excluding compensation for committee service) within five years of initial election as a director, and maintain such ownership level so long as they serve in the position of director.  For 2015, based on the one-year trailing average monthly closing stock price, the amount is approximately 10,300 shares.

We also have share ownership guidelines for our executives, including our executive officers.  The stock ownership guidelines vary based upon position, and for Messrs. Hultquist, Gipple and Helling the amount is 30,000 shares, for Messrs. Anderson and Budd the amount is 12,000 shares, and for Ms. Whiteside the amount is 10,000 shares.

Currently, each QCR Holdings director and each executive officer holds the requisite number of shares, and accordingly is compliant with the share ownership guidelines.

Stockholder Communications with the Board, Nomination and Proposal Procedures

General Communications with the Board.  Stockholders may contact our board of directors by contacting Cathie S. Whiteside, Corporate Secretary, at QCR Holdings, Inc., 3551 7th Street, Moline, Illinois 61265 or (309) 743-7754.  All appropriate comments will be forwarded directly to the Chair of the Board and lead independent director, James J. Brownson.  Ms. Whiteside will not generally forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Nominations of Directors.  In order for a stockholder nominee to be considered by the Nomination and Governance Committee to be its nominee and included in our proxy statement and form of proxy for our 2016 annual meeting of shareholders, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders (which, in the case of the 2016 annual meeting, will be December 3, 2015).  Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years.  All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  The committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if we provide less than 40 days’ notice of the meeting, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed.  The stockholder’s notice of intention to nominate a director must include: (i) the name and address of record of the nominating stockholder; (ii) a representation that the stockholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) any other information regarding each proposed nominee as would be required to comply with the rules and regulations set forth by the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected.  We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director.  Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals.  To be considered for inclusion in our proxy statement and form of proxy for our 2016 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 3, 2015, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a stockholder at an annual meeting, the stockholder must file a written notice of the proposal to our Corporate Secretary not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if we provide less than 40 days’ notice of the meeting, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed.  The notice must set forth: (i) a brief description of the proposal and the reasons for conducting such business at the meeting; (ii) the name and address of the proposing stockholder; (iii) the number of shares of the corporation’s common stock beneficially owned by the stockholder on the date of the notice; and (iv) any financial or other interest of the stockholder in the proposal.  Stockholder proposals brought under this paragraph will not be included in our proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives and policies for our named executive officers and explains the structure and rationale of the various compensation elements.  For purposes of the CD&A, as well as the compensation tables included in this proxy, we have included all six executive officers as our named executive officers.  Our CD&A is organized as follows:

•           Overview and Executive Summary. Background context and highlights are provided to put the overall disclosure in perspective.

•           Objectives of Our Compensation Program.  The objectives of our executive compensation program are based on our business model and the competitive pressures we face in attracting and retaining executive talent.  We structure our executive compensation program to reflect our compensation philosophy and related operating principles.

•           Elements of Compensation.  The key components of our compensation program are base salary, annual bonuses and equity awards, with an emphasis on tying executive compensation to performance.

•           Compensation Process.  Our executive compensation program is regularly reviewed internally and externally to ensure that proper risk mitigating procedures and protocols are in place.

•           Analysis of 2014 Compensation.  Decisions on 2014 compensation are analyzed and explained in the context of our compensation objectives and performance.

•           Regulatory Considerations.  We describe the impact of guidance established by the Federal Deposit Insurance Corporation (the "FDIC") and other bank regulatory agencies, in addition to various other regulatory requirements, on our decisions regarding our executive compensation.

•           Share Ownership and Retention Guidelines.  Our named executive officers maintain a significant equity interest in QCR Holdings pursuant to our ownership and retention guidelines.

•           Insider Trading Policy.  QCR Holdings has an insider trading policy in place that is applicable to our named executive officers.

Overview and Executive Summary

Business Overview.

QCR Holdings, through its subsidiary banks, provides lending, deposit and trust services for individuals and businesses.  We offer competitive commercial and personal banking products and are committed to providing superior customer service.  We place a high priority on community service and are actively involved with many civic and community projects in the communities where we conduct business.  We operate in an intensely competitive and uncertain business environment.  From a business perspective, not only do we compete with numerous companies in our markets for customers, but we also compete with many different types and sizes of organizations for senior leadership capable of executing our business strategies.  Among other challenges, our business model requires experienced leaders with banking and operational expertise who are capable of taking on high levels of personal responsibility in an ever-evolving banking industry and economy.

Overview of Our Executive Compensation Program.

QCR Holdings is committed to paying for performance.  This commitment is reflected by the significant amount of our named executive officers' compensation that is provided through performance-based components.  Our executive compensation program evolves and is adjusted over time to support the business goals of QCR Holdings and to promote both near- and long-term profitable growth.  Total compensation for each named executive officer varies with performance in achieving financial and nonfinancial objectives.

Say-on-Pay

We received approximately 96.3% of votes cast in support of our executive compensation program during the 2014 annual stockholders’ meeting.  QCR Holdings, the board and the Compensation Committee pay careful attention to communications received from stockholders regarding executive compensation, including the results of these nonbinding, advisory say-on-pay votes.  The Compensation Committee considered the results of the advisory vote, but not for specific 2014 compensation decisions.  The Compensation Committee believes that the vote reflects our stockholders’ support of our compensation philosophy and the manner in which we compensate our named executive officers.  As such, the Compensation Committee did not alter our compensation philosophy as a result of the 2014 vote.  However, the Committee continually reviews our compensation programs and practices to ensure they continue to support our business strategy and align with shareholder interests.

Objectives of Our Compensation Program

The goal of our compensation program is to create superior long-term value for our investors by attracting, motivating and retaining outstanding employees who serve our customers while also generating financial performance that is better than our competitors.  Our compensation program for executives is based in large part on our business needs and challenges in creating stockholder value.  To support the achievement of our business strategies and goals, we strive to:

•           Pay for performance;

•           Tie equity compensation to long-term value creation for our stockholders;

•           Align executives' financial interests with those of our stockholders;

•           Support QCR Holdings’s values, strategy and development of employees;

•           Foster a team approach among top executives;

•           Attract, retain and align leaders capable of delivering superior business results;

•           Provide competitive cash compensation and benefit opportunities; and

•           Adhere to the highest legal and ethical standards.

Elements of Compensation

Our executive compensation program consists of several elements, each with an objective that fits into our overall compensation program.  The following overview explains the structure and rationale of the elements of compensation used for 2014.

Base Salary

Cash salaries are intended to be competitive with the market, and take into account the individual’s experience, performance, responsibilities, and past and potential contribution to QCR Holdings. The salaries are intended to offer each executive security and to allow QCR Holdings to maintain a stable management team and environment.  The Compensation Committee reviews the salaries of the named executive officers on an annual basis.  The Compensation Committee uses its own judgment, as well as its outside consultants’ expertise, when determining the positioning of each executive’s salary compared to the competitive marketplace.  Examples of the determining factors include the executive’s level of responsibility, prior experience, length of time with QCR Holdings, breadth of knowledge and internal performance.  There is no specific weighting of the above-mentioned items.

Annual Cash Incentive Bonus

Annual cash incentive bonuses are an important piece of total compensation for our named executive officers as they support and encourage the achievement of our business goals and strategies by tying a meaningful portion of cash compensation to financial results for the year as compared to internal and external standards.  Maximum bonus opportunities are capped to avoid encouraging excessive risk-taking and to avoid any focus on maximizing short-term results at the expense of long-term soundness.

Annual bonuses for named executive officers for 2014 were determined based on quantitative and qualitative analyses performed by the Compensation Committee in 2015.  Each executive has measurable goals that are determined by the Compensation Committee and focus primarily on net income and other financial performance.  The Committee believes the named executive officers should have a significant portion of their total compensation package at risk and available through an annual cash incentive program.  Net income in excess of 25% of budgeted net income is required for any bonuses to be paid to our named executive officers.

Long-Term Stock Incentives

Equity compensation is the other key element of compensation for our named executive officers.  We use the QCR Holdings, Inc. Equity Incentive Plan, which authorizes various types of long-term incentive awards, to drive the creation of long-term value for our stockholders, attract and retain executives capable of effectively executing our business strategies and structure compensation to account for the time horizons of risks.  Equity compensation supports the achievement of many of our key compensation objectives:

•	Tie pay to performance by linking compensation to stockholder value creation;

•	Align executives' interests with those of our stockholders;

•	Attract executives, particularly those interested in building long-term value for our stockholders (as equity compensation is an element of competitive pay packages for executives); and

•	Retain executives and reward continued service by providing for forfeiture of awards prior to satisfaction of multi-year vesting periods.

Equity Incentive Plans.  From time to time, QCR Holdings has maintained various equity incentive plans.  Currently, all new equity awards are made under our 2013 Equity Incentive Plan (the “2013 Equity Plan”), which was adopted by our board and approved by our shareholders in 2013.  The 2013 Equity Plan is intended to provide a mechanism by which we can compensate our directors, officers and employees.  Initially, there were 350,000 shares authorized for issuance under the plan.  In addition, any shares remaining for issuance under our prior plans also were available for issuance under the 2013 Equity Plan, and as of the effective date of the 2013 Equity Plan, no further awards may be granted under those prior plans.  The 2013 Equity Plan provides for the issuance of nonqualified stock options, restricted stock, stock appreciation rights and other stock and cash-based awards.  As of December 31, 2014, there were 186,589 remaining shares available for grant under the 2013 Equity Plan.

The prior plans that were consolidated into the 2013 Equity Plan included our 1997 Stock Incentive Plan, our 2004 Stock Incentive Plan, our 2008 Equity Incentive Plan and our 2010 Equity Incentive Plan.  All of these plans provided for the granting of awards similar to those available under the terms of the 2013 Equity Incentive Plan.

Employee Stock Purchase Plan.  QCR Holdings adopted and stockholders approved the QCR Holdings Employee Stock Purchase Plan to be effective in 2003, and in May 2012, the stockholders approved an amended and restated plan.  The plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.  The plan allows employees of QCR Holdings and its subsidiaries to purchase shares of common stock available under the plan.  The purchase price is currently 90% of the lesser of the fair market value at the date of the grant or the investment date.  The investment date is the date common stock is purchased after the end of each calendar quarter during an offering period.  Beginning January 1, 2007, the maximum percentage that any one participant can elect to contribute is 8% of his or her compensation.  During 2014, 25,321 shares were purchased under the plan.

Retirement Benefits

QCR Holdings 401(k)/Profit Sharing Plan (the “401(k) Plan”).  QCR Holdings sponsors a tax-qualified profit sharing plan qualifying under Section 401(k) of the Code.  All employees are eligible to participate in the 401(k) Plan.  Pursuant to the 401(k) Plan, QCR Holdings matches 100% of the first 3% of employee contributions and 50% of the next 3% of employee contributions, up to a maximum of 4.5% of an employee’s compensation.  Additionally, at its discretion, QCR Holdings may make additional contributions to the 401(k) Plan, which are allocated to the accounts of participants based on relative compensation.  The total contributions under the 401(k) Plan for the benefit of our named executive officers are reflected in the Summary Compensation Table beginning on page 38 of this proxy statement.

Deferred Compensation

Non-qualified Supplemental Executive Retirement Program.  QCR Holdings provides a Non-qualified Supplemental Executive Retirement Plan (“SERP”) to certain of its key executives, which will provide supplemental retirement income to the named executive officers.  The Compensation Committee believes that the SERP benefits are an important component of competitive compensation packages.  Each SERP includes retention and non-competition provisions intended to protect QCR Holdings and help support the objectives of maintaining a stable, committed, and qualified team of key executives.

QCR Holdings currently has SERP arrangements in place for Messrs. Hultquist, Gipple, and Helling.  The SERP arrangements were approved by QCR Holdings in April 2004, and have an effective date of May 2004.  Under the agreements, the executives will receive a supplemental retirement benefit in an annual pre-tax amount equal to 2.5% for each year of full-time service until the executive reaches age 65 (not to exceed 40 years), multiplied by the executive’s average annual base salary plus cash bonus for the three most recently completed plan years, subject to a maximum of 70%.  For the years that QCR Holdings was subject to U.S. Department of the Treasury rules that prohibited the payment of cash bonuses to our named executive officers, the formula value for the benefit was suppressed because it considers only average base salary and cash bonuses paid.

The retirement benefit under the SERP will be reduced by any contributions plus earnings thereon made by QCR Holdings to the credit of the executive pursuant to the 401(k) Plan or other deferred compensation plans.  The retirement benefit payable under the SERP arrangements will generally be paid in 180 monthly installments.  The executive is eligible for the retirement benefit if he retires after reaching age 55 and has at least 10 years of service.  The SERP arrangements also provide for the payment of a survivor’s benefit payable to a participating executive’s beneficiary upon the executive’s death.

Pursuant to the existing SERP arrangements, assuming the participating executives retire on or after reaching age 55 and based on the participants’ salary and cash bonus paid for 2014, we will owe the following projected annual amounts at retirement: Mr. Hultquist - $159,487; Mr. Gipple - $105,774; Mr. Helling - $63,924.

Non-Qualified Deferred Compensation Plan Agreements.  QCR Holdings has entered into deferred compensation plan agreements with the named executive officers to allow them to defer a portion of their salary or annual bonus.  These plans are voluntary, non-tax qualified, deferred compensation plans that enable the executives to save for retirement by deferring a portion of their current cash compensation.  QCR Holdings matches these deferrals up to certain maximums and interest is earned at the prime rate subject to certain floor and cap rates, as follows:

	Deferred Compensation Plan Agreements
Executive	2014 Contribution	2014 Match Maximum	Interest Rate Floor and Cap
Douglas M. Hultquist	$30,000	$25,000	8.00% - 10.00%
Todd A. Gipple	$20,000	$17,500	6.00% - 12.00%
Larry J. Helling	$17,500	$17,500	8.00% - 12.00%
John H. Anderson	$3,996	$10,000	4.00% - 8.00%
Thomas D. Budd	$8,000	$8,000	4.00% - 8.00%
Cathie S. Whiteside	$26,745	$13,373	4.00% - 8.00%

If any of Messrs. Hultquist, Gipple or Helling is terminated in connection with a change in control, the terminated executive would be entitled to receive the greater of his then existing account balance or a guaranteed minimum amount.  The minimum amount for Mr. Hultquist is $1.4 million, for Mr. Gipple is $1.3 million and for Mr. Helling is $1.1 million.

Both the SERP and the non-qualified deferred compensation plan agreements are considered “unfunded” general contractual obligations of QCR Holdings and are subject to the claims of our creditors.  In the event that QCR Holdings becomes insolvent, the participants will be unsecured general creditors of QCR Holdings.  The Compensation Committee believes that this form of “at risk” compensation helps to insure that the interests of the plan participants are aligned with the long-term interests of QCR Holdings, its debt holders, and its stockholders.

Deferred Income Plans.  QCR Holdings adopted and stockholders approved the 1997 Deferred Income Plan and 2005 Deferred Income Plan to enable directors and selected key officers of QCR Holdings and its related companies, to elect to defer all or a portion of the fees and cash compensation payable to them for their service as directors or employees.  The plan then purchases shares of QCR Holdings common stock at market value.

Perquisites and Other Benefits

The named executive officers participate in QCR Holdings’s broad-based employee benefit plans, such as medical, dental, disability and life insurance coverage programs.  Each also receives an automobile allowance, fuel, maintenance and insurance expense of such automobile.  Messrs. Anderson and Budd receive payments for country club memberships.  In addition, QCR Holdings pays for tax planning and preparation services for Messrs. Hultquist, Gipple and Helling.  The value of the perquisites provided by or paid for by QCR Holdings are reflected in the Summary Compensation Table on page 38 of this proxy statement, and are similar to other bank holding companies within the industry.

Employment Agreements

Employment agreements are in place with each of our named executive officers.  We believe employment agreements help us recruit and retain executives with the experience, skills, knowledge and background needed to achieve our business goals and strategy.

Terms of Mr. Douglas M. Hultquist’s Employment Agreement

On January 1, 2004, we entered into an employment agreement with Mr. Hultquist.  In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Code (and guidance issued thereunder).  The agreement has a three-year term and in the absence of notice from either party to the contrary, the employment term extends for one additional year on each anniversary of the agreement.  Mr. Hultquist’s employment agreement provides that he was to receive an initial minimum salary of $175,000, which was subject to annual review and possible increase.  The agreement includes a provision for performance bonuses, membership in various local clubs, a monthly automobile allowance and participation in our benefit plans.  Mr. Hultquist’s agreement also provides term life insurance coverage of two times his base salary and average annual bonus as of the date of the agreement.  The agreement provides a disability benefit of up to 66-2/3% of Mr. Hultquist’s base salary and average annual bonus for a period of one year following a termination of employment due to disability.  The agreement further provides for severance compensation equal to one year of salary plus average annual bonus and three months of outplacement services in the event Mr. Hultquist is terminated without cause; and three times the sum of his annual salary and average annual bonus and three years of continued health insurance if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control.  If payments made in connection with a change in control are deemed to be excess parachute payments under the Internal Revenue Code, Mr. Hultquist is entitled to receive a “gross up” payment from QCR Holdings intended to compensate him for any applicable federal or state taxes due with respect to such payments.  Under the agreement, Mr. Hultquist is subject to a two-year non-compete provision following the termination of his employment.

Terms of Mr. Todd A. Gipple’s Employment Agreement

On January 1, 2004, we entered into an employment agreement with Mr. Gipple.  In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Code (and guidance issued thereunder).  The agreement has a three-year term and in the absence of notice from either party to the contrary, the employment term extends for one additional year on each anniversary of the agreement.  Mr. Gipple’s employment agreement provides that he was to receive an initial minimum salary of $140,500, which was subject to annual review and possible increase.  The agreement includes a provision for performance bonuses, membership in a country club, a monthly automobile allowance and participation in our benefit plans.  Mr. Gipple’s agreement also provides term life insurance coverage of two times his base salary and average annual bonus as of the date of the agreement.  The agreement provides a disability benefit of up to 66-2/3% of Mr. Gipple’s base salary and average annual bonus for a period of one year following a termination of employment due to disability.  The agreement further provides for severance compensation equal to one-half of his then-current annual salary plus one-half of his average annual bonus and three months of outplacement services in the event Mr. Gipple is terminated without cause; and two times the sum of his annual salary and average annual bonus and three years of continued health insurance if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control.  If payments made in connection with a change in control are deemed to be excess parachute payments under the Internal Revenue Code, Mr. Gipple is entitled to receive a “gross up” payment from QCR Holdings intended to compensate him for any applicable federal or state taxes due with respect to such payments.  Under the agreement, Mr. Gipple is subject to a two-year non-compete provision following the termination of his employment.

Terms of Mr. Larry J. Helling’s Employment Agreement

On January 1, 2004, we entered into an employment agreement with Mr. Helling.  In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Code (and guidance issued thereunder).  The agreement has a two-year term and in the absence of notice from either party to the contrary, the employment term extends for one additional year on each anniversary of the agreement.  Mr. Helling’s employment agreement provides that he was to receive an initial minimum salary of $167,000, which was subject to annual review and possible increase.  The agreement includes a provision for performance bonuses, membership in various country clubs, a monthly automobile allowance and participation in our benefit plans.  Mr. Helling’s agreement also provides term life insurance coverage of two times his base salary and average annual bonus as of the date of the agreement.  The agreement provides a disability benefit of up to 66-2/3% of Mr. Helling’s base salary and average annual bonus for a period of one year following a termination of employment due to disability.  The agreement further provides for severance compensation equal to six months of his salary in the event Mr. Helling is terminated without cause and two times his annual salary if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control.  If payments made in connection with a change in control are deemed to be excess parachute payments under the Internal Revenue Code, Mr. Helling is entitled to receive a “gross up” payment from QCR Holdings intended to compensate him for any applicable federal or state taxes due with respect to such payments.  Under the agreement, Mr. Helling is subject to a two-year non-compete provision following the termination of his employment.

Terms of Mr. John H. Anderson’s Employment Agreement

On October 30, 2009, we entered into an employment agreement with Mr. Anderson.  The agreement was subsequently amended on December 18, 2012.  The agreement has a one year term and in the absence of notice from either party to the contrary, the employment term extends for an additional year on each anniversary of the agreement.  Mr. Anderson’s employment agreement provides that he was to receive an initial minimum salary of $165,000, which was subject to annual review and possible increase.  The agreement includes a provision for performance bonuses, membership in a country club, a monthly automobile allowance and participation in our benefit plans.  Mr. Anderson’s agreement also provides term life insurance coverage of two times his base salary and average annual bonus as of the date of the agreement.  The agreement provides a disability benefit of up to 60% of Mr. Anderson’s base salary and average annual bonus for a period of one year following a termination of employment due to disability.  The agreement further provides for severance compensation equal to twelve months of base salary and average annual bonus if he is terminated without cause; and two years base salary and average annual bonus and eighteen months of continued health insurance if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control.  Under the agreement, Mr. Anderson is subject to an eighteen month non-solicitation covenant following the termination of his employment.

Terms of Mr. Thomas D. Budd’s Employment Agreement

On June 1, 2004, we entered into an employment agreement with Mr. Budd.  In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Code (and guidance issued thereunder).  The agreement has a two-year term and in the absence of notice from either party to the contrary, the employment term extends for one additional year on each anniversary of the agreement.  Mr. Budd’s employment agreement provides that he was to receive an initial minimum salary of $130,000, which was subject to annual review and possible increase.  The agreement includes a provision for performance bonuses, membership in a country club, a monthly automobile allowance and participation in our benefit plans.  Mr. Budd’s agreement also provides term life insurance coverage of two times his base salary and average annual bonus as of the date of the agreement.  The agreement provides a disability benefit of up to 66-2/3% of Mr. Budd’s base salary and average annual bonus for a period of one year following a termination of employment due to disability.  The agreement further provides for severance compensation equal to six months of base salary if he is terminated without cause; and two years base salary and three years of continued health insurance if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control.  If payments made in connection with a change in control are deemed to be excess parachute payments under the Internal Revenue Code, Mr. Budd is entitled to receive a “gross up” payment from QCR Holdings intended to compensate him for any applicable federal or state taxes due with respect to such payments.  Under the agreement, Mr. Budd is subject to a one-year non-compete provision following the termination of his employment.

Terms of Ms. Cathie S. Whiteside’s Employment Agreement

On August 27, 2007, we entered into an employment agreement with Ms. Whiteside.  In 2008, certain provisions of the employment agreement were amended in order to bring such provisions into compliance with the applicable provisions of Section 409A of the Code (and guidance issued thereunder).  The agreement has a one year term and in the absence of notice from either party to the contrary, the employment term extends for an additional one year on the anniversary of the agreement.  Ms. Whiteside’s employment agreement provides that she was to receive an initial minimum salary of $110,000, which was subject to annual review and possible increase.  The agreement includes a provision for performance bonuses, a monthly automobile allowance and participation in our benefit plans.  Ms. Whiteside’s agreement also provides term life insurance coverage of two times her base salary and average annual bonus as of the date of the agreement.  The agreement provides a disability benefit of up to 60% of Ms. Whiteside’s base salary and average annual bonus for a period of one year following a termination of employment due to disability.  The agreement further provides for severance compensation equal to twelve months base salary if she is terminated without cause; and eighteen months base salary and average annual bonus and twelve months of continued health insurance if she is terminated within one year following a change in control or if she voluntarily terminates her employment for good reason within six months of a change in control.  Under the agreement, Ms. Whiteside is subject to an eighteen month non-solicitation covenant following the termination of her employment.

Beginning in 2009, QCR Holdings no longer reimburses Messrs. Hultquist, Gipple, and Helling for country club memberships.

2013 Equity Plan - Acceleration of Awards

The 2013 Equity Plan provides for possible accelerated vesting of awards granted to all participants, including our named executive officers, in certain circumstances.  Unless provided otherwise in the agreements setting forth the terms of the award, vesting will be accelerated for outstanding awards upon a “change in control” of QCR Holdings (as defined in the 2013 Equity Plan) if the awards are not assumed or otherwise equitably converted into comparable awards by the acquiring company.  If the awards are assumed by the acquiror and a participant's employment is terminated without “cause” or a participant resigns for “good reason,” the participant's awards will become vested (this is what is known as a “double trigger” approach).  We adopted this approach, rather than providing for vesting solely upon a change in control (a “single trigger” approach), because we believe the double trigger provides adequate employment protection and reduces, for the stockholders' benefit, potential transaction costs associated with the awards.  Further, the award agreements generally provide that vesting will be accelerated for outstanding awards upon the respective participant's disability or death.

Compensation Process

The Compensation Committee has broad discretion in overseeing our compensation programs.  It reviews each element of compensation for each of our named executive officers at least once each year and makes a final determination regarding any adjustments to their current compensation structure and levels after considering a number of factors.  The Compensation Committee takes into account the scope of each named executive officer's responsibilities, performance and experience, as well as competitive compensation levels in reviewing compensation.  During the annual review process, the Compensation Committee also reviews our full-year financial results against other banking organizations and reviews the structure of our compensation programs relative to sound risk management.

The primary considerations in making executive compensation decisions are:

•	Key financial measurements;

•	Strategic initiatives related to our business;

•	Achievement of specific operational goals relating to the executive's area of oversight;

•	Compensation of other QCR Holdings executives; and

•	Compensation of peer group executives.

Consulting Assistance

Under its charter, the Compensation Committee has the authority to retain its own compensation consultants.  Since 2011, the Compensation Committee has periodically retained Pearl Meyer & Partners (“PM&P”) to provide the Compensation Committee with independent, objective analysis and professional opinions on executive and director compensation matters.  PM&P is independent, reports directly to the Chair of the Compensation Committee, and performs no work for QCR Holdings other than assisting the Committee in the review of the total compensation program, including gathering and analyzing market data for compensation paid for similar positions at companies with which we compete for executive talent, and for director compensation.  PM&P also provides input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters.  In 2014, PM&P provided the Compensation Committee with current market analysis and opinions on executive and director compensation matters.

The Compensation Committee does not believe it is necessary to have an independent compensation consultant review executive compensation every year, however, the Committee does anticipate engaging an independent consultant periodically for similar purposes in the future.

Role of Executive Officers

As requested by the Compensation Committee, various members of management facilitate the Committee's consideration of compensation for our named executive officers by providing information for the Committee's review.  In particular, Mr. Hultquist provides background and recommendations with respect to each of the other named executive officers.  Mr. Hultquist is not present for the discussion or determination of his compensation.  Information considered includes, among other items, financial results and analysis, performance evaluations, compensation provided to our named executive officers, technical and regulatory considerations, and input on program design and possible modifications.

Peer Group

Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs.  Information on pay levels and practices is gathered for a group of publicly traded companies selected based on their business focus, scope and location of operations, size and other considerations.  QCR Holdings's peer group of 19 financial institutions was jointly selected by PM&P and our management and approved by the Compensation Committee.  QCR Holdings is in the middle of the group in terms of size.  Changes are made to the peer group by the Compensation Committee when peer group members are no longer public companies, typically due to acquisitions.  The following is the composition of the peer group as of December 31, 2014.

Heartland Financial USA Inc.	Great Southern Bancorp Inc.	First Busey Corp /Nv
Lakeland Financial Corp	Enterprise Financial Services Corp	First Financial Corp /In
Mainsource Financial Group	Cobiz Financial Inc.	S Y Bancorp Inc.
Hills Bancorporation	German American Bancorp, Inc.	Macatawa Bank Corp
Horizon Bancorp /In	Midwestone Financial Group, Inc.	West Bancorporation Inc.
First Business Financial Services, Inc.	First Mid Illinois Bancshares Inc.	Mercantile Bank Corp
Bank Of Kentucky Financial Corp

The companies in the group are reviewed and evaluated on a periodic basis.

Analysis of 2014 Compensation

Consistent with our philosophy of linking compensation to performance, the compensation for our named executive officers in 2014 was based, in part, on our business results in 2013.  This section discusses the compensation actions that were taken in 2014 for our named executive officers, as detailed further below.

Base Salary

Salaries for our named executive officers for 2014 and 2015 are as follows:

Executive	2014 Salary	2015 Salary
Douglas M. Hultquist	$290,000	$290,000
Todd A. Gipple	$251,899	$251,899
Larry J. Helling	$251,899	$251,899
John H. Anderson	$193,800	$200,000
Thomas D. Budd	$162,582	$172,000
Cathie S. Whiteside	$157,710	$162,000

In setting 2015 base salaries, the compensation philosophy and guiding principles, the experience and industry knowledge of the executive, the quality and effectiveness of their leadership, and the mix of performance pay to total compensation were considered.

Annual Incentive Bonus

On an annual basis, the Compensation Committee considers targets that will be applicable with respect to annual incentive bonus awards for our named executive officers.  At the beginning of 2014, the Compensation Committee defined specific threshold, target, and maximum award opportunities as a percentage of salary for each of our named executive officers.  The specific percentages applicable to each individual officer are based on that individual’s position and competitive market data for similar positions.  The 2014 awards were contingent primarily on performance relative to goals for net income and other financial performance measures, which are objectives that are aligned with those of QCR Holdings’s stockholders.  The performance criteria were weighted to reflect QCR Holdings’s strategic objectives.  In addition, the named executives also have individual performance goals that were consistent with QCR Holdings’s 2014 strategic objectives and more closely aligned with their specific role with QCR Holdings.

As noted above, our named executive officers would not have been eligible to receive an annual incentive bonus if QCR Holdings’s net income did not exceed 25% of budgeted net income.  The Compensation Committee determines a threshold, target and maximum annual incentive bonus for each named executive officer.  For 2014, those levels were set at the following (as a percentage of base salary):

Executive	Threshold	Target	Maximum
Douglas M. Hultquist	40.0%	80.0%	100%
Todd A. Gipple	27.5%	55.0%	68.8%
Larry J. Helling	27.5%	55.0%	68.8%
John H. Anderson	22.5%	45.0%	67.5%
Thomas D. Budd	20.0%	40.0%	60.0%
Cathie S. Whiteside	20.0%	40.0%	60.0%

For 2014, the weighting of the performance criteria as a percentage of the total targeted cash incentives were as follows:

Executive	Corporate Goals	Individual Goals	Target Award (as % of base salary)
Douglas M. Hultquist	72.0%	8.0%	80.0%
Todd A. Gipple	33.0%	22.0%	55.0%
Larry J. Helling	14.0%	41.0%	55.0%
John H. Anderson	4.5%	40.5%	45.0%
Thomas D. Budd	4.0%	36.0%	40.0%
Cathie S. Whiteside	16.0%	24.0%	40.0%

Douglas M. Hultquist.  The Compensation Committee established the following corporate goals for Mr. Hultquist:

Corporate Goal	Goal Weight	Threshold	Target	Maximum
QCRH consolidated net income	60%	$13.5M	$16.0M	$17.0M
QCRH efficiency ratio	10%	73.55%	70.31%	69.05%
QCRH consolidated net interest margin	10%	2.96%	3.10%	3.16%
QCRH consolidated loan growth	10%	$83.3M	$98.5M	$104.5M

Todd A. Gipple.  The Compensation Committee established the following corporate goals for Mr. Gipple:

Corporate Goal	Goal Weight	Threshold	Target	Maximum
QCRH consolidated net income	45%	$13.5M	$16.0M	$17.0M
QCRH efficiency ratio	15%	73.55%	70.31%	69.05%

In addition to the corporate goals established, individual goals were also established for Mr. Gipple. He had an additional 30% goal weighting assigned to progress toward the timely completion of a shelf offering statement, redemption of the QCR Holdings’s SBLF preferred shares, restructuring of the QCR Holdings’s credit facility and achievement of acceptable service level ratings with respect to QCR Holdings’s ten internal departments.  It was determined that, with respect to his individual goals, Mr. Gipple’s and QCR Holdings’s progress entitled him to maximum bonus level for all goals except the completion of the shelf offering statement.  With respect to that goal, it was determined that Mr. Gipple achieved the target level of performance.

Larry J. Helling.  The Compensation Committee established the following corporate and Cedar Rapids Bank & Trust goals for Mr. Helling:

Corporate/Bank Goal	Goal Weight	Threshold	Target	Maximum
QCRH consolidated net income	25%	$13.5M	$16.0M	$17.0M
CRBT net income	30%	$7.1M	$8.6M	$9.4M
CRBT deposit growth	10%	$16.7M	$19.8M	$21.0M
m2 Lease Funds net income	20%	$3.8M	$4.6M	$5.0M

John H. Anderson.  The Compensation Committee established the following corporate and Quad City Bank & Trust goals for Mr. Anderson:

Corporate/Bank Goal	Goal Weight	Threshold	Target	Maximum
QCRH consolidated net income	10%	$13.5M	$16.0M	$17.0M
QCBT net income	30%	$9.1M	$11.0M	$11.9M
QCBT loan growth	40%	$26.1M	$30.9M	$32.8M
QCBT net interest margin	10%	$30.9M	$36.5M	$38.8M

Thomas D. Budd.  The Compensation Committee established the following corporate and Rockford Bank & Trust goals for Mr. Budd:

Corporate/Bank Goal	Goal Weight	Threshold	Target	Maximum
QCRH consolidated net income	10%	$13.5M	$16.0M	$17.0M
RB&T net income	50%	$2.1M	$2.5M	$2.7M
RB&T return on average assets	10%	0.59%	0.73%	0.79%
RB&T efficiency ratio	10%	72.56%	69.80%	68.54%

In addition to the corporate and bank goals established for Mr. Budd, an individual goal for him was also established, with a 10% goal weighting, relating to the continued improvement of Rockford Bank & Trust’s condition.  It was determined that Mr. Budd achieved the target level of performance with respect to this goal.

Cathie S. Whiteside.  The Compensation Committee established the following corporate goal for Ms. Whiteside:

Corporate Goal	Goal Weight	Threshold	Target	Maximum
QCRH consolidated net income	40%	$13.5M	$16.0M	$17.0M

In addition to the corporate goals established, individual goals were also established for Ms. Whiteside.  She had an additional 35% goal weighting assigned to progress toward individual goals including revamping QCR Holdings’s internal communications strategy as well as enhancing our investor relations outreach program.  It was determined that Ms. Whiteside achieved the maximum level of performance with respect to our internal communication strategy and the target level of performance with respect to our investor relations program.

Living the Brand.  In addition to the corporate, bank and individual goals described above, the Compensation Committee incentivizes each of our named executive officers to continue to act in ways that the board and management believe enhances the reputation of QCR Holdings, its banks and our personnel in all of the communities we serve.  We refer to this as “living the brand.” In 2014, each of our named executive officers other than Ms. Whiteside or Mr. Helling had a 10% goal weighting associated with living the brand. Ms. Whiteside had a 25% goal weighting and Mr. Helling had a 15% goal weighting associated with living the brand.

2014 Actual Incentive Bonus Awards.  QCR Holdings’s actual net income for 2014 was $15.0 million, our efficiency ratio was 72.47%, our consolidated net interest margin was 3.15%, and our consolidated loan growth was $165.6 million.  Cedar Rapids Bank & Trust had net income of $8.0 million and deposit growth of $35.3 million.  m2 Lease Funds had pre-tax net income of $3.5 million.  Quad City Bank & Trust had net income of $10.5 million, loan growth of $94.0 million and net interest margin of $36.5 million.  Rockford Bank & Trust had net income of $1.9 million, return on average assets of 0.54% and an efficiency ratio of 73.21%.

After taking into account the weighting of all criteria and the resulting performance of QCR Holdings and the named executive officers, the Committee determined the actual annual cash incentive bonuses for 2014 calculated as shown in the table below.

Executive	Corporate Goals	Individual Goals	Actual Award (as % of base salary)
Douglas M. Hultquist	62.7%	10.0%	72.7%
Todd A. Gipple	24.9%	26.8%	51.7%
Larry J. Helling	10.8%	28.4%	39.2%
John H. Anderson	3.5%	50.0%	53.5%
Thomas D. Budd	3.1%	15.0%	18.1%
Cathie S. Whiteside	12.5%	32.5%	45.0%

Long-Term Stock Incentives

As shown in the following table, the Committee has targeted equity compensation awards between 12% and 60% of salary.  This table shows the award opportunities for both the 2014 and 2015 equity grants as a percentage of salary for each executive, based upon grant date fair value as used for determining expense in the financial statements.  The table also presents the actual 2014 equity grants that were awarded in January 2015 based upon the executive’s performance in 2014.  For all executives, 50% of the aggregate value earned was awarded as a grant of stock options and the remaining 50% of the aggregate value earned was awarded as a grant of restricted stock.  The option and restricted stock awards are subject to a four-year vesting schedule with equal portions vesting on each anniversary of the original grant date.

	2014 and 2015 Performance-Based Equity Incentive Plan (Grant Value Stock Option and Restricted Stock Awards as a Percent of Salary)
Executive	2014 Target	2014 Award	2015 Target
Douglas M. Hultquist	60.0%	54.5%	60.0%
Todd A. Gipple	40.0%	37.6%	40.0%
Larry J. Helling	40.0%	28.5%	40.0%
John H. Anderson	20.0%	23.8%	20.0%
Thomas D. Budd	16.0%	7.3%	16.0%
Cathie S. Whiteside	12.0%	13.5%	12.0%

Regulatory Considerations

As a publicly traded financial institution, QCR Holdings must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions.  These regulations do not set specific parameters within which compensation decisions must be made, but do require QCR Holdings and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance.  While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment into compensation decisions is not a recent development.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness, the FDIC has held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee.  The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups.  Finally, the FDIC provides that such an assessment must be made in light of the institution's overall financial condition.

In addition, the various financial institution regulatory agencies have issued additional guidance, Guidance on Sound Incentive Compensation Policies, that serves as a complement to the Safety and Soundness standards.  As its title would imply, the joint agency guidance sets forth a framework for assessing the soundness of incentive compensation plans, programs, and arrangements maintained by financial institutions.  The joint agency guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the institution.  With respect to those identified individuals, the joint agency guidance is intended to focus the institution's attention on balanced risk-taking incentives, compatibility with effective controls, and risk management, with a focus on general principles of strong corporate governance.

Also, once further risk assessment guidelines and procedures, as required under the Dodd-Frank Act, are finalized by the financial institution regulatory agencies and the SEC, QCR Holdings expects that it will also be subject to those further guidelines and procedures.  Initial guidance resulting from the Dodd-Frank Act risk assessment guidelines and procedures was issued during 2011.  In large part that guidance restates the frameworks set forth in the Safety and Soundness standards and joint agency guidance described above.

Finally, in addition to the foregoing, as a publicly traded corporation, QCR Holdings is also subject to the SEC's rules regarding risk assessment.  Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs, or arrangements creates risks that are reasonably likely to have a material adverse effect on the company.  We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on QCR Holdings.

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs, and arrangements it has established for QCR Holdings's named executive officers.  In this regard, the Compensation Committee has revisited the components of the frameworks set forth in the Safety and Soundness standards and the joint agency guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into QCR Holdings's compensation programs for named executive officers.  In addition, the Committee continues to anticipate final guidance under the Dodd-Frank Act and will be prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

In making decisions about executive compensation, in addition to the above, we also consider the impact of other regulatory provisions, including: the provisions of Section 162(m) of the Code that may limit the tax deductibility of certain compensation unless it is considered performance-based; Section 409A of the Code regarding nonqualified deferred compensation; and Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control.  In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results.  For example, we consider the impact of FASB ASC Topic 718, which requires us to recognize the compensation cost of grants of equity awards based upon the grant date fair value of those awards.

Share Ownership and Retention Guidelines

We believe that our named executive officers and nonemployee directors should have a significant equity interest in QCR Holdings.  To promote such equity ownership and further align the interests of our executives and directors with our stockholders, we maintain share retention and ownership guidelines that require our named executive officers and our directors to hold shares of common stock of QCRH that are described on page 19.  Until the stock ownership guidelines are met, the executive shall have his or her annual incentive paid solely in shares of QCRH common stock (net of required withholding) and the director shall have his or her director fees paid solely in shares of QCRH common stock under our equity compensation program.  The guidelines are subject to periodic review by the Compensation Committee and compliance is monitored on an annual basis.  All of our named executive officers are currently in compliance with these guidelines.

Insider Trading Policy

QCR Holdings has an insider trading policy that permits open market transactions in QCRH stock beginning two trading days following the date of public disclosure of the financial results each fiscal quarter until two weeks before the end of the next fiscal quarter.  In addition, our named executive officers may purchase QCRH common stock through payroll deductions under our 401(k) Plan and Employee Stock Purchase Plan.  Changes to certain elections under the 401(k) Plan and Employee Stock Purchase Plan may only be done during the period when open market transactions are permitted.  All of our named executive officers are currently in compliance with this policy.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on the committee’s discussion with management, the Compensation Committee recommended that the board of directors approve and include the Compensation Discussion and Analysis in this proxy statement.

Compensation Committee:

James J. Brownson	Linda K. Neuman
Mark C. Kilmer	Ronald G. Peterson

George T. Ralph III

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Summary of Compensation Paid to Named Executive Officers

The table below sets forth the following information for the years ended December 31, 2014, 2013 and 2012: (i) the dollar value of base salary earned; (ii) the aggregate grant date fair value of stock awards granted, calculated in accordance with FASB ASC Topic 718; (iii) the aggregate grant date fair value of option awards granted, calculated in accordance with FASB ASC Topic 718; (iv) the dollar value of earnings for services pursuant to awards granted under non-equity incentive plans; (v) above-market earnings on nonqualified deferred compensation; (vi) all other compensation; and (vii) the dollar value of total compensation.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Change in Pension Value and Nonqualified deferred compensation earnings ($)(2)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Douglas M. Hultquist, President and CEO	2014 2013 2012	$290,000 $290,000 $290,000	-- $32,000 --	$72,761 $94,636 $124,872	$72,761 $94,633 $27,476	$210,715 $194,041 $236,594	$367,880 $74,272 $161,083	$74,878(3) $68,755 $70,913	$1,088,995 $848,337 $910,938
Todd A. Gipple, EVP, COO and CFO	2014 2013 2012	$251,899 $244,800 $240,000	-- $55,000 --	$38,577 $44,196 $95,649	$38,573 $44,200 $14,191	$130,310 $106,090 $123,556	$103,443 $90,244 $61,135	$55,082(4) $50,305 $53,137	$617,884 $634,835 $587,668
Larry J. Helling, President and CEO of Cedar Rapids Bank	2014 2013 2012	$251,899 $244,800 $240,000	-- $51,000 --	$46,068 $51,301 $46,308	$46,076 $51,310 $46,308	$98,791 $126,708 $141,109	$131,737 $49,553 $25,294	$58,227(5) $55,917 $96,851	$632,798 $630,589 $595,870
John H. Anderson, President and CEO of Quad City Bank & Trust	2014 2013 2012	$193,800 $193,800 $190,000	-- -- --	$12,722 $18,661 $15,478	$12,729 $18,661 $15,479	$103,683 $57,282 $93,345	-- -- --	$37,935(6) $35,322 $34,159	$360,869 $323,726 $348,461
Thomas D. Budd President and CEO of Rockford Bank and Trust	2014 2013 2012	$162,582 $158,000 $158,000	-- -- --	$9,285 $8,811 $6,883	$9,293 $8,811 $6,883	$29,490 $46,448 $44,064	-- -- --	$40,606(7) $43,821 $41,749	$251,256 $265,891 $257,579
Cathie S. Whiteside EVP	2014 2013 2012	$157,710 $153,265 $151,000	-- $12,000 --	$8,755 $10,360 $4,283	$8,747 $10,360 $4,283	$71,054 $58,319 $69,153	-- -- --	$39,580(8) $41,484 $34,951	$285,846 $285,788 $263,670

(1)
In accordance with the Securities and Exchange Commission reporting requirements, we report all equity awards at full grant date fair value of each award calculated in accordance with FASB ASC Topic 718.  For restricted stock, the fair value per share is equal to the closing price of our stock on the date of the grant.  For stock options, the fair value per share is based on certain assumptions that are explained in the footnotes to our financial statements, which are included in our Annual Report on Form 10-K.

(2)
The amounts reflected in this column include both an increase in the actuarial present value of the executive’s benefit under his QCR Holdings, Inc. Non-qualified Supplemental Executive Retirement Plan as well as “above market earnings” under the deferred compensation arrangement. The increase in present value reflected in the table with respect to 2013 and 2012 reflects the impact of U.S. Department of the Treasury rules that prevented QCR Holdings from paying cash bonuses to its named executive officers. As described on page 25, the formula used to determine the supplemental retirement benefit considers only average base salary and cash bonuses paid. The amount of above market earnings is determined in accordance with, and for purposes of, proxy disclosure rules only (generally over 120% of the applicable federal long-term rate). The portion of the amount reflected that is attributable to above market earnings is: (i) with respect to Mr. Hultquist, for 2014 equal to $14,955, for 2013 equal to $10,405, and for 2012 equal to $8,831; and (ii) with respect to Mr. Helling, for 2014 equal to $7,477, for 2013 equal to $6,549, and for 2012 equal to $5,632. Mr. Gipple had no above market earnings as determined for purposes of proxy disclosure rules.

(3)
Mr. Hultquist had contributions made to the 401(k) Plan for his benefit in the amount of $13,476; reimbursement for tax preparation services in the amount of $2,480; car allowance of $12,000; annual physical examination of $1,469 and dividends paid on his restricted stock of $1,110. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $25,000. QCR Holdings also provided a life insurance benefit to Mr. Hultquist that was valued, pursuant to Code rules, at $19,343.

(4)
Mr. Gipple had contributions made to the 401(k) Plan for his benefit in the amount of $13,476; reimbursement for tax preparation services in the amount of $2,480; car allowance of $8,000; annual physical examination of $2,637 and dividends paid on his restricted stock of $690. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $17,500. QCR Holdings also provided a life insurance benefit to Mr. Gipple that was valued, pursuant to Code rules, at $10,299.

(5)
Mr. Helling had contributions made to the 401(k) Plan for his benefit in the amount of $13,476; reimbursement for tax preparation services in the amount of $1,025; car allowance of $6,000; and dividends paid on his restricted stock of $525.  In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $17,500.  QCR Holdings also provided a life insurance benefit to Mr. Helling that was valued, pursuant to Code rules, at $19,701.

(6)
Mr. Anderson had contributions made to the 401(k) Plan for his benefit in the amount of $13,325; car allowance of $6,000; reimbursement for a country club membership in the amount of $4,804; annual physical examination of $2,377; and dividends paid on his restricted stock of $269. In addition, pursuant to the deferred compensation arrangement, QCR Holding made a matching contribution for benefit in the amount of $3,996. QCR Holdings also provided life insurance benefit to Mr. Anderson that was valued, pursuant to Code rules, at $7,164.

(7)
Mr. Budd had contributions made to the 401(k) Plan for his benefit in the amount of $7,939; reimbursement for a country club membership in the amount of $7,500; car allowance of $6,000; and dividends paid on his restricted stock of $170. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for his benefit in the amount of $8,000. QCR Holdings also provided a life insurance benefit to Mr. Budd that was valued, pursuant to Code rules, at $10,997.

(8)
Ms. Whiteside had contributions made to the 401(k) Plan for her benefit in the amount of $11,552; car allowance of $4,800; and dividends paid on her restricted stock of $184. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a matching contribution for her benefit in the amount of $13,373. QCR Holdings also provided a life insurance benefit to Ms. Whiteside that was valued, pursuant to Code rules, at $9,671.

Grant of Plan Based Awards

The following table provides information on non-equity incentive plan awards and equity awards made to our named executive officers during 2014.  The non-equity incentive plan awards were made under the annual cash incentive program and the equity awards were made under our Equity Incentive Plan, each of which is described in our CD&A.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Douglas M. Hultquist	2/3/14	-- $0	-- $232,000	-- $290,000	4,255	12,810	$17.10	$145,521
Todd A. Gipple	2/3/14	-- $0	-- $138,544	-- $173,181	2,256	6,791	$17.10	$77,150
Larry J. Helling	2/3/14	-- $0	-- $138,544	-- $173,181	2,694	8,112	$17.10	$92,144
John H. Anderson	2/3/14	-- $0	-- $87,210	-- $130,815	744	2,241	$17.10	$25,451
Thomas D. Budd	2/3/14	-- $0	-- $65,033	-- $97,549	543	1,636	$17.10	$18,578
Cathie S. Whiteside	2/3/14	-- $0	-- $63,084	-- $94,626	512	1,540	$17.10	$17,502

(1) The amounts set forth in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target and maximum payouts for performance under the annual cash incentive program as described in the section titled “Annual Cash Incentive Bonus” in the CD&A. The amount earned by each named executive officer for 2014 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Compensation Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding equity awards held by the individuals named in the Summary Compensation Table at December 31, 2014, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.  Other than what is footnoted below, the options expire 10 years from the date of grant and vest in five equal annual portions beginning one year from the date of grant.  All stock awards are restricted stock.  The market value of stock awards is based on our closing stock price on December 31, 2014, which was $17.86.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Douglas M. Hultquist	5,000 3,900 2,450 25,785 11,282 9,677 6,566 6,149 -- -- -- --	-- -- -- -- -- -- 3,282(1) 12,298(1) 12,810(1) -- -- --	-- -- -- -- -- -- -- -- -- -- -- --	$21.00 $19.05 $16.85 $15.62 $9.30 $9.00 $9.30 $15.65 $17.10 -- -- --	1/28/2015 1/27/2016 1/26/2017 5/7/2018 2/2/2019 2/1/2020 2/1/2022 2/1/2023 2/3/2024 -- -- --	-- -- -- -- -- -- -- -- -- 984(2) 4,031(3) 4,255(4)	-- -- -- -- -- -- -- -- -- $17,574 $71,994 $75,994
Todd A. Gipple	750 1,500 1,250 375 1,125 5,920 1,695 2,872 -- -- -- --	-- -- -- -- -- -- 1,695(1) 5,744(1) 6,791(1) -- -- --	-- -- -- -- -- -- -- -- -- -- -- --	$22.00 $21.00 $19.05 $17.60 $16.85 $15.62 $9.30 $15.65 $17.10 -- -- --	1/5/2015 1/28/2015 1/27/2016 10/26/2016 1/26/2017 5/7/2018 2/1/2022 2/1/2023 2/3/2024 -- -- --	-- -- -- -- -- -- -- -- -- 508(2) 1,882(3) 2,256(4)	-- -- -- -- -- -- -- -- -- $9,073 $33,613 $40,292
Larry J. Helling	2,000 2,350 2,800 5,021 4,581 4,186 11,065 3,334 -- -- -- --	-- -- -- -- -- -- 5,532(1) 6,668(1) 8,112(1) -- -- --	-- -- -- -- -- -- -- -- -- -- -- --	$21.00 $19.05 $16.85 $15.62 $9.30 $9.00 $9.30 $15.65 $17.10 -- -- --	1/28/2015 1/27/2016 1/26/2017 5/7/2018 2/2/2019 2/1/2020 2/1/2022 2/1/2023 2/3/2024 -- -- --	-- -- -- -- -- -- -- -- -- 1,659(2) 2,185(3) 2,694(4)	-- -- -- -- -- -- -- -- -- $29,630 $39,024 $48,115

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John H. Anderson	1,000 2,500 2,000 2,500 -- -- -- 728 -- -- -- -- -- --	-- -- -- -- 800 1,600 3,468 2,911 2,241 -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- -- -- -- --	$19.05 $16.85 $17.54 $15.62 $9.00 $7.99 $9.30 $15.65 $17.10 -- -- -- -- --	1/27/2016 1/26/2017 6/1/2017 2/1/2018 2/1/2020 2/1/2021 2/1/2022 2/1/2023 2/3/2024 -- -- -- -- --	-- -- -- -- -- -- -- -- -- 200(5) 400(6) 956(7) 953(8) 744(9)	-- -- -- -- -- -- -- -- -- 3,572 7,144 17,074 17,021 13,288
Thomas D. Budd	3,500 -- 736 344 -- -- -- -- -- --	-- 1,000 1,401 1,373 1,636 -- -- -- -- --	-- -- -- -- -- -- -- -- -- --	$15.62 $7.99 $9.30 $15.65 $17.10 -- -- -- -- --	2/1/2018 2/1/2021 2/1/2022 2/1/2023 2/3/2024 -- -- -- -- --	-- -- -- -- -- 200(5) 400(6) 467(7) 450(8) 543(9)	-- -- -- -- -- 3,572 7,144 8,341 8,037 9,698
Cathie Whiteside	300 300 300 5,000 1,000 1,200 1,200 1,106 405 -- -- -- -- -- --	-- -- -- -- -- 300 800 1,658 1,617 1,540 -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- -- -- -- -- --	$21.50 $18.38 $16.85 $15.00 $9.30 $9.00 $7.99 $9.30 $15.65 $17.10 -- -- -- -- --	1/3/2015 1/5/2016 1/26/2017 9/4/2017 2/2/2019 2/1/2020 2/1/2021 2/1/2022 2/1/2023 2/3/2024 -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- 200(5) 400(6) 552(7) 529(8) 512(9)	-- -- -- -- -- -- -- -- -- -- 3,572 7,144 9,859 9,448 9,144

(1)	Options vest in three equal annual portions beginning one year from date of grant.
(2)	Unvested stock awards were granted on February 1, 2012, and vest in three equal portions beginning February 1, 2013.
(3)	Unvested stock awards were granted on May 1, 2013 and vest in three equal portions beginning February 1, 2014.
(4)	Unvested stock awards were granted on February 3, 2014 and vest in three equal portions beginning February 3, 2015.
(5)	Unvested stock awards were granted on February 1, 2010 and vest in three equal portions beginning February 1, 2011.
(6)	Unvested stock awards were granted on February 1, 2011 and vest in three equal portions beginning February 1, 2012.
(7)	Unvested stock awards were granted on February 1, 2012 and vest in three equal portions beginning February 1, 2013.
(8)	Unvested stock awards were granted on February 1, 2013 and vest in three equal portions beginning February 1, 2014.
(9)	Unvested stock awards were granted on February 3, 2014 and vest in three equal portions beginning February 3, 2015.

The following table sets forth information for each of the individuals named in the Summary Compensation Table regarding stock option exercises and vesting of stock awards during 2014.

Option (and SAR) Exercises and Stock Vested in 2014

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas M. Hultquist			3,001	51,857
Todd A. Gipple			1,450	25,056
Larry J. Helling			2,752	47,555
John H. Anderson	3,357	27,781	958	16,554
Thomas D. Budd	900	8,614	669	11,560
Cathie S. Whiteside			717	12,390

The following table sets forth the present value of accumulated benefits payable to each of the individuals named in the Summary Compensation Table, including the number of years of service credited to each under the SERP determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.  Information regarding the SERP can be found under the heading “Non-qualified Supplemental Executive Retirement Program” beginning on page 25 of this proxy statement.

Pension Benefits
(Non-Qualified Supplemental Executive Retirement Plan)

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
(a)	(b)	(c)	(d)(1)	(e)
Douglas M. Hultquist	Supplemental Executive Retirement Plan	20	1,378,796	--
Todd A. Gipple	Supplemental Executive Retirement Plan	14	624,699	--
Larry J. Helling	Supplemental Executive Retirement Plan	13	634,481	--

(1) Each calendar year, QCR Holdings accrues an expense with respect to the SERP in accordance with generally accepted accounting principles.  During 2014, the following amounts were accrued with respect to each of our named executive officers:  Mr. Hultquist – $352,925; Mr. Gipple – $103,443; and Mr. Helling – $124,260.

The following table sets forth information concerning our non-qualified deferred compensation agreements with each individual named in the Summary Compensation Table.  The agreements are discussed in detail on page 26 of this proxy statement.

Non-Qualified Deferred Compensation

Name	Executive contributions in 2014 ($)	Registrant contributions in 2014 ($)	Aggregate earnings in 2014 ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/14 ($)
(a)	(b)	(c)	(d)	(e)	(f)
Douglas M. Hultquist	$30,000	$25,000	$79,210	--	$1,082,643
Todd A.Gipple	$20,000	$17,500	$27,281	--	$501,049
Larry J. Helling	$17,500	$17,500	$49,757	--	$689,583
John H. Anderson	$3,996	$3,996	$5,472	--	$138,273
Thomas D. Budd	$8,000	$8,000	$8,337	--	$212,614
Cathie S. Whiteside	$26,745	$13,373	$7,786	--	$207,389

Potential Payments upon Termination or Change in Control

The table below sets forth the estimated amount of compensation payable to each of our named executive officers, as provided under the agreements and arrangements described in the CD&A, upon termination of such officer's employment in the event of (1) the officer's disability or death, (2) termination by QCR Holdings without cause other than in connection with a change in control, and (3) termination by QCR Holdings without cause or by the officer, in each case in connection with a change in control.  The amounts shown assume the termination was effective as of December 31, 2014, and that the price of QCRH stock as of termination was the closing price of $17.86 on December 31, 2014 (the last trading day of the year).  The actual amounts to be paid can be determined only following the named executive officer's termination.  We do not provide any benefits to our named executive officers solely as a result of a change in control.

Name	Benefit	Termination without Cause	Termination for Cause	Termination in Connection	Disability	Death
			or Voluntary	with Change
			Termination	in Control
Douglas M.	Salary	$290,000	(1)	$870,000	$193,343(2)	(4)
Hultquist	Bonus	$224,450	(1)	$673,350	$149,641	(4)
	Option acceleration	--	--	$65,005(5)	--	--
	Stock award acceleration	--	--	$165,562(6)	--	--
	Deferred Compensation	--	--	$344,857(7)	--	--
	Health Insurance	--	--	$12,242	--	--
	Life Insurance	--	--	--	--	$804,450(8)
	Tax gross up	--	--	$892,614(9)	--	--
Todd A.	Salary	$125,950	(1)	$503,798	$167,941(2)	(4)
Gipple	Bonus	$69,159	(1)	$276,637	$92,217	(4)
	Option acceleration	--	--	$32,363(5)	--	--
	Stock award acceleration	--	--	$82,978(6)	--	--
	Deferred Compensation	--	--	$786,951(7)	--	--
	Health Insurance	--	--	$13,614	--	--
	Life Insurance	--	--	--	--	$642,117(8)
	Tax gross up	--	--	$736,592(9)	--	--
Larry J.	Salary	$125,950	(1)	$503,798	$167,941(2)	(4)
Helling	Bonus	--	(1)	--	$92,806	(4)
	Option acceleration	--	--	$68,251(5)	--	--
	Stock award acceleration	--	--	$116,769(6)	--	--
	Deferred Compensation	--	--	$440,417(7)	--	--
	Health Insurance	--	--	--	--	--
	ife Insurance	--	--	--	--	$643,001(8)
	Tax gross up	--	--	$430,036(9)	--	--
John H.	Salary	$193,800	(1)	$387,600	$116,280(3)	(4)
Anderson	Bonus	$84,770	(1)	$84,770	$50,862	(4)
	Option acceleration	--	--	$60,700(5)	--	--
	Stock award acceleration	--	--	$58,099(6)	--	--
	Health Insurance	--	--	$3,369	--	--
	Life Insurance	--	--	--	--	$472,370(8)
	Tax gross up	--	--	--	--	--

Name	Benefit	Termination without Cause	Termination for Cause	Termination in Connection	Disability	Death
			or Voluntary	with Change
			Termination	in Control
Thomas D.	Salary	$81,291	(1)	$325,164	$108,393(2)	(4)
Budd	Bonus	--	(1)	--	$26,668	(4)
	Option acceleration	--	--	$26,139(5)	--	--
	Stock award acceleration	--	--	$36,792(6)	--	--
	Health Insurance	--	--	$16,568	--	--
	Life Insurance	--	--	--	--	$365,165(8)
	Tax gross up	--	--	--(9)	--	--
Cathie S.	Salary	$157,710	(1)	$236,565	$94,626(3)	(4)
Whiteside	Bonus	--	(1)	$70,175	$42,105	(4)
	Option acceleration	--	--	$29,489(5)	--	--
	Stock award acceleration	--	--	$39,167(6)	--	--
	Health Insurance	--	--	$2,246	--	--
	Life Insurance	--	--	--	--	$385,595(8)
	Tax gross up	--	--	--	--	--

(1)
In the event the named executive officer is terminated for cause or voluntarily terminates employment, QCR Holdings would pay accrued and unpaid salary, and any accrued and unpaid personal days and would have no further obligations to the officer.  “Cause” is defined in each officer’s employment agreement.

(2)
In the event of disability during the employment term, payments based upon then current annual salary and the average annual bonus shall continue thereafter through the last day of the one (1) year period beginning on the date of disability, after which time employment shall terminate.  Payments made in the event of disability shall be equal to 66-2/3% of salary and the average annual bonus, less any amounts received under short or long-term disability programs, as applicable.  The above amounts do not reflect the offset of disability insurance benefits.

(3)
In the event of disability during the employment term, payments based upon then current annual salary and the average annual bonus shall continue thereafter through the last day of the one (1) year period beginning on the date of disability, after which time employment shall terminate.  Payments made in the event of disability shall be equal to 60% of salary and the average annual bonus, less any amounts received under short or long-term disability programs, as applicable.  The above amounts do not reflect the offset of disability insurance benefits.

(4)
In the event of death during the employment term, the named executive officer shall be paid accrued and unpaid salary, and earned annual bonus for the year in which death occurred prorated on a per diem basis through the date of death.

(5)
In the event of a change in control, all outstanding options shall become immediately and fully vested, exercisable and unrestricted. This represents the aggregate fair value of option awards unexercisable at December 31, 2014, computed in accordance with FASB ASC Topic 718.

(6)
In the event of a change in control, all outstanding restricted stock awards shall become immediately and fully vested, exercisable and unrestricted.  This represents the aggregate fair value of option awards unexercisable at December 31, 2014, computed in accordance with FASB ASC Topic 718.

(7)	In the event of a change in control, the named executive officer is entitled to an enhanced benefit, in excess of his already accrued account balance, under his deferred compensation plan agreement.

(8)	A death benefit equal to two times the named executive officer’s then current annual salary and the average annual bonus would be paid to his or her beneficiary as of the date of death.

(9)
Upon a change in control of QCR Holdings, the named executive officer may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. We have agreed to reimburse for all excise taxes that are imposed under Section 4999 and any income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes. The calculation of the 4999 gross-up amount in the above tables is based upon a 4999 excise tax rate of 20%, a 35% federal income tax rate, a 2.35% Medicare tax rate and, for Mr. Hultquist, a 3.75% state income tax rate and for Messrs. Gipple and Helling, a 6% state income tax rate. Based on the amounts shown in the “Change-in-Control” column, Mr. Budd would not have an excise tax liability.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee, which sets the salaries and compensation for our executive officers, was comprised solely of independent directors Brownson, Kilmer, Neuman, R. Peterson and Whitcher.  None of these individuals was an officer or employee of QCR Holdings in 2014, and none of these individuals is a former officer or employee of QCR Holdings.  In addition, during 2014, no executive officer of QCR Holdings served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer.

DIRECTOR COMPENSATION

QCR Holdings uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board.  In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of the board.

Cash Compensation Paid to Board Members

In 2014, members of the board who were not employees of QCR Holdings were entitled to receive an annual cash retainer.  Pursuant to the QCR Holdings, Inc. 1997 Deferred Income Plan and the 2005 Deferred Income Plan, a director may elect to defer the fees and cash compensation payable by us for the director’s service until either the termination of such director’s service on the board or the age specified in the director’s deferral election.  During 2014, all but five directors (at the subsidiary banks) deferred 100% of their director fees pursuant to the plan, and the total expense for the deferred fees with respect to all participating directors was $520,400 for 2014.  Directors who are employees of QCR Holdings receive no compensation for their service as directors.  The following table shows the director fees approved for 2015 and the fees paid for 2014 for QCR Holdings and our other affiliated boards.

	2015	2014
QCR Holdings, Inc.
Quarterly Retainer	$3,925	$3,500
Additional Quarterly Retainers
- Board Chair	3,000	3,000
- Board Vice Chair	1,250	0
- Audit Committee Chair	1,500	1,500
- Audit Committee Financial Expert	625	625
- Compensation Committee Chair	1,250	1,250
- Nomination and Governance Committee Chair	1,250	625
- Risk Oversight Committee Chair	1,250	625
- Strategic Direction Committee Chair	N/A	625
- Audit Committee Member	625	625
- Compensation Committee Member	625	625
- Risk Oversight Committee Member	625	300
- All other Committee Members	300	300

Subsidiaries
Quarterly Retainer	2,000	1,950
Additional Quarterly Retainers
- Board Chair	1,000	1,000
- Asset/Liability Management Committee Chair	500	500
- Loan Committee Chair	500	500
- Wealth Management Committee Chair	500	500
- All Committee Members	250	250

m2 Lease Funds, LLC
Quarterly Retainer	1,000	1,000

Equity Awards

In February 2014, each current non-employee QCR Holdings director received a grant of stock awards and each current non-employee subsidiary director received a grant of stock awards at the fair market price of QCR Holdings’s stock on the date of the grant, or $17.10.  The awards vested immediately on the date of grant.

The following table discloses the cash and equity awards earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended 2014.

Summary Compensation Table – Directors

Name	Fees earned ($)(1)	Stock awards ($)(2)	Total ($)
(a)	(b)	(c)	(f)
Patrick S. Baird	30,700	10,311	41,011
James J. Brownson	41,100	10,311	51,411
Lindsay Y. Corby	22,975	7,507	30,482
Mark C. Kilmer	31,700	10,311	42,011
John K. Lawson	17,450	7,507	24,957
Linda K. Neuman	29,600	10,311	39,911
Michael L. Peterson	16,100	7,507	23,607
Ronald G. Peterson	32,000	10,311	42,311
George T. Ralph III	9,800	2,804	12,604
Donna J. Sorensen	32,400	10,311	42,711
John D. Whitcher	39,000	10,311	49,311
Marie Z. Ziegler	34,775	10,311	45,086

(1)
Directors may elect to defer the receipt of all or part of their fees and retainers.  All of the directors listed above defer the receipt of all their fees and retainers, and the deferred compensation is used to purchase additional shares of QCR Holdings common stock at market value through the Deferred Income Plans.

(2)
We report all equity awards at full grant date fair value of each award calculated in accordance with FASB ASC Topic 718.  For restricted stock, the fair value per share is equal to the closing price of our stock on the date of the grant.

PROPOSAL 3:
ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as QCR Holdings, to conduct a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission compensation disclosure rules, commonly referred to as a “say-on-pay” vote.

In accordance with these requirements, we are providing stockholders with an advisory vote on the compensation of our named executive officers.  We currently hold a say-on-pay vote annually.

The overall objectives of QCR Holdings’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals.  Stockholders are urged to read the “Executive Compensation” section of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2014.  The Compensation Committee and the board of directors believe that the policies and procedures articulated in the “Executive Compensation” section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our named executive officers in fiscal 2014 reflects and supports these compensation policies and procedures.

The following resolution is submitted for stockholder approval:

“RESOLVED, that QCR Holdings’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Executive Compensation’ contained in the QCR Holdings proxy statement dated April 1, 2015.”

Approval of this resolution requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting.  While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our board of directors and may not be construed as overruling any decision by the board.  However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The board of directors unanimously recommends that you vote to approve the overall compensation of our named executive officers by voting “FOR” this proposal.

PROPOSAL 4:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

McGladrey LLP has served as our independent registered public accounting firm since June 1994, and our Audit Committee has selected McGladrey LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Although we are not required to do so, our board of directors recommends that the stockholders ratify the appointment.  A representative of McGladrey LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.  If the appointment of our independent registered public accounting firm is not ratified, the Audit Committee of the board of directors will reconsider the matter of the appointment.  Our board of directors unanimously recommends that you vote to approve the ratification of this appointment by voting “FOR” this proposal.

Following is a summary of fees for professional services by McGladrey LLP.

Accountant Fees

            During the period covering the fiscal years ended December 31, 2014 and 2013, McGladrey LLP performed the following professional services:

	2014	2013

Audit Fees (1)	$446,763	$585,498
Audit-Related Fees (2)	$55,512	$40,632
Tax Fees	$0	$0
All Other Fees (3)	$1,825	$1,772

(1)
Audit fees consist of fees for professional services rendered for the audit of QCR Holdings financial statements, the audit of QCR Holdings internal control over financial reporting, review of financial statements included in QCR Holdings quarterly reports on Form 10-Q, and review and assistance with other Securities and Exchange Commission filings.  QCR Holdings incurred higher fees in 2013 due primarily to additional audit procedures and review of public filings in connection with the acquisition of Community National Bancorporation and its banking subsidiary, Community National Bank.  The transaction is described in Note 2 of our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 12, 2015.

(2)	Audit-related fees consist of fees for research and consultations concerning financial accounting and reporting matters and loan compliance procedures.

(3)	All other fees include out-of-pocket reimbursement for an electronic subscription to an accounting publication.

Audit Committee Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor.  The Audit Committee’s policy is to pre-approve, on a case-by-case basis, all audit and permissible non-audit services provided by any audit, tax consulting or general business consulting firm.  All of the fees earned by McGladrey LLP described above were attributable to services pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on March 13, 2015, by each director, by each named executive officer named in the summary compensation table, by persons who are the beneficial owners of more than 5% of our common stock and by all directors and executive officers of QCR Holdings as a group.  Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of March 13, 2015.

Name of Stockholder and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors, Nominees and Named Executive Officers
John H. Anderson	50,719 (2)	*
Patrick S. Baird	73,008(3)	1.0%
John-Paul E. Besong	0
James J. Brownson	77,443(4)	1.0%
Thomas D. Budd	14,089(5)	*
Lindsay Y. Corby	3,980(6)	*
Todd A. Gipple	63,358(7)	*
Larry J. Helling	118,512(8)	1.5%
Douglas M. Hultquist	206,711(9)	2.6%
Mark C. Kilmer	91,602(10)	1.2%
Linda K. Neuman	12,547(11)	*
Michael L. Peterson	177,178(12)	2.2%
Ronald G. Peterson	55,235(13)	*
George T. Ralph III	13,005(14)	*
Donna J. Sorensen	29,013(15)	*
Cathie S. Whiteside	26,691(16)	*
Marie Z. Ziegler	31,875(17)	*
All directors, nominees and named executive officers as a group (17 persons)	1,044,966(18)	13.1%
5% Stockholder
The Banc Funds Company, LLP**	435,435(19)	5.4%

*         Less than 1%.
**       The Banc Funds Company, LLP, 20 North Wacker Drive, Suite 3300, Chicago, Illinois 60606.

(1)
Amounts reported include shares held directly, including certain shares subject to options, as well as shares held in retirement accounts, by certain members of the named individuals’ families or held by trusts of which the named individual is a trustee or substantial beneficiary.  Inclusion of shares shall not constitute an admission of beneficial ownership or voting or investment power over included shares.  The nature of beneficial ownership for shares listed in this table is sole voting and investment power, except as set forth in the following footnotes.

(2)
Includes 12,661 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015.  Also includes 31,846 shares in the 401(k) Plan, over which he has shared voting and investment power.  Excludes 11,394 option shares not presently exercisable.

(3)
Includes 2,800 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015.  Also includes 50,306 shares held jointly by Mr. Baird and his spouse and 19,902 shares held in a trust, over which he has shared voting and investment power.

(4)
Includes 5,150 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015.  Also includes 10,949 shares held jointly by Mr. Brownson and his spouse, 1,000 shares held by his spouse, 1,349 held in a partnership, 38,400 shares held in a trust, and 20,595 shares held in an IRA account, over which he has shared voting and investment power.

(5)
Includes 3,373 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015.  Also includes 5,562 shares held in an IRA account and 1,862 shares in the 401(k) Plan, over which he has shared voting and investment power.  Excludes 4,570 option shares not presently exercisable.

(6)	Includes 2,575 shares held in a trust, over which she has shared voting and investment power.

(7)
Includes 20,068 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015.  Also includes 1,199 shares held in an IRA account, 2,000 shares held by his spouse, 2,742 shares held in the 401(k) Plan, and 674 shares held in a trust, over which he has shared voting and investment power.  Excludes 16,256 option shares not presently exercisable.

(8)
Includes 44,907 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015. Also includes 36,450 shares held in an IRA account, 4,218 shares held in a trust and 18,105 shares held in the 401(k) Plan, over which he has shared voting and investment power. Excludes 15,457 option shares not presently exercisable.

(9)
Includes 79,510 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015. Also includes 11,337 shares held by his spouse or for the benefit of his children, 6,607 shares held in an IRA account, 9,354 shares held in a trust and 17,649 shares in the 401(k) Plan, over which he has shared voting and investment power. Excludes 29,459 option shares not presently exercisable.

(10)
Includes 3,300 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015. Also includes 11,438 shares held by his spouse or children, 29,342 shares held in a trust, 6,172 shares held by a corporation, and 3,375 shares held in an IRA account, over which he has shared voting and investment power.

(11)	Includes 2,900 shares held in an IRA account and 6,862 shares held in trust, over which she has shared voting and investment power.

(12)	Includes 1,253 shares held in a trust, over which he has shared voting and investment power.

(13)
Includes 2,800 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015. Also includes 10,730 shares held in an IRA account and 31,668 shares held in a trust, over which he has shared voting and investment power.

(14)	Includes 5,270 shares held in a trust, over which he has shared voting and investment power.

(15)
Includes 1,200 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015. Also includes 6,825 shares held jointly and 17,468 shares held in a trust, over which she has shared voting and investment power.

(16)
Includes 12,477 shares subject to options which are presently exercisable or exercisable within 60 days of March 13, 2015. Also includes 2,292 shares held in a trust and 1,665 shares in the 401(k) Plan, over which she has shared voting and investment power. Excludes 5,941 option shares not presently exercisable.

(17)	Includes 200 shares held by her spouse and 14,406 shares held in a trust, over which she has shared voting and investment power.

(18)	Excludes 83,077 option shares not presently exercisable.

(19)
Includes shares held Banc Fund VI L.P., an Illinois limited partnership, Banc Fund VII L.P., an Illinois limited partnership, and Banc Fund VIII L.P., an Illinois limited partnership, as reported in a Schedule 13G/A filed on February 12, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of common stock are traded.  These persons are also required to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms furnished to us, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2014, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2014.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

Our directors and officers and their associates were customers of and had transactions with QCR Holdings and our subsidiaries during 2014.  Additional transactions are expected to take place in the future.  All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lenders and did not involve more than the normal risk of collectability or present other unfavorable features.  All such loans are approved by the subsidiary banks’ board of directors in accordance with applicable bank regulatory requirements.  Additionally, the Audit Committee considers any other non-lending transactions between us and a director to ensure that such transactions do not affect a director’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities, as set forth in its charter, include assisting the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit Committee also reviews our audited consolidated financial statements and recommends to the board that they be included in our Annual Report on Form 10-K.  The committee is comprised solely of independent directors.

The Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and met with both management and McGladrey LLP, our independent registered public accounting firm, to discuss those financial statements.  The Audit Committee discussed with McGladrey LLP the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communication with Audit Committees (AS 16), including the quality of our accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee also has received from McGladrey LLP the written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with McGladrey LLP its independence.  Based on the review and discussions noted above, the Audit Committee has recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Audit Committee:
James J. Brownson	Ronald G. Peterson
Lindsay Y. Corby	Marie Z. Ziegler

By order of the Board of Directors,

James J. Brownson	Douglas M. Hultquist
Chair of the Board	President and Chief Executive Officer

Moline, Illinois
April 1, 2015

ALL STOCKHOLDERS ARE URGED TO
RETURN THEIR PROXIES PROMPTLY

QCR HOLDINGS, INC.
3551-7TH STREET, SUITE 204
MOLINE, IL 61265
ATTN: SHELLEE SHOWALTER

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 John-Paul E. Besong 02 James J. Brownson 03 Lindsay Y. Corby 04 Todd A. Gipple 05 Donna J. Sorensen

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000239624_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K, Telephone/Internet insert (BR supplied) is/are available at www.proxyvote.com.

QCR HOLDINGS, INC.
Annual Meeting of Shareholders
May 15, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James J. Brownson and Douglas M. Hultquist, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of QCR HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, CDT on 5/15/2015, at the Rogalski Center at St. Ambrose University, located at 2100 N. Ripley Street Davenport, IA 52803, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000239624_2 R1.0.0.51160

Continued and to be signed on reverse side